UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               PAXTON ENERGY, INC.
                  ---------------------------------------------
                 (Name of small business issuer in its charter)

            Nevada                         1311                  20-1399613
------------------------------  ---------------------------  -------------------
  (State or jurisdiction of     Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

2533 North Carson Street, Suite 6232        2533 North Carson Street, Suite 6232
        Carson City, NV 89706                      Carson City, NV 89706
       Telephone: 775-841-5049                    Telephone: 775-841-5049
       Facsimile: 775-883-2384                    Facsimile: 775-883-2384
  --------------------------------            --------------------------------
  (Address and telephone number of            (Address and telephone number of
     principal executive offices)                principal place of business)

                                 Robert Freiheit
                      2533 North Carson Street, Suite 6232
                              Carson City, NV 89706
                             Telephone: 775-841-5049
                             Facsimile: 775-883-2384
            ---------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                    Copy to:
                                 James R. Kruse
                                 Jack G. Hanley
                        Kruse Landa Maycock & Ricks, LLC
                        136 East South Temple, 21st Floor
                           Salt Lake City, Utah 84111
                             Telephone: 801-531-7090
                             Facsimile: 801-531-7091

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                               Calculation of Registration Fee
--------------------------------------- ------------------ ----------------------- -------------------------- ----------------
                                                              Proposed maximum         Proposed maximum          Amount of
 Title of each class of securities to     Amount to be       offering price per       aggregate offering       registration
            be registered                 registered(1)             unit                   price(2)                 fee
--------------------------------------- ------------------ ----------------------- -------------------------- ----------------
Common stock, $0.001 par value               4,621,350             $2.05                     $9,440,088           $1,014
--------------------------------------- ------------------ ----------------------- -------------------------- ----------------

(1) The number of shares registered shall automatically be increased to cover the additional shares of common stock issuable in the event of a stock split, stock dividend, or similar transaction involving our common stock pursuant to Rule 416 under the Securities Act of 1933, as amended. The number of shares registered also consists of 130% of the number of shares outstanding and issuable on the exercise of 1,269,250 outstanding warrants to cover shares that may be issuable under certain antidilution or price protection provisions of outstanding warrants.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to Completion, Dated July 31, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             Shares of Common Stock

                                   4,621,350

                               Paxton Energy, Inc.

--------------------------------------------------------------------------------

         This prospectus relates to the resale of up to 4,621,350 shares of common stock held by the selling security holders named under the caption "Selling Security Holders" on page 18. Our common stock has been traded in the over-the-counter market and quoted in the Pink Sheets published by Pink Sheets, LLC, since June 2005. On July 28, 2006, the Pink Sheets reported that the closing price for our common stock was $2.55 per share. The selling security holders may offer and sell such shares using this prospectus in transactions at fixed or negotiated prices. The selling security holders may sell shares in transactions:

         (i)      in the over-the-counter market or otherwise;

         (ii) at market prices, which may vary during the offering period, or at negotiated prices; and

         (iii) in ordinary brokerage transactions, in block transactions, in privately-negotiated transactions, or otherwise.

         The selling security holders will receive all of the proceeds from the sale of their shares and will pay all underwriting discounts and selling commissions relating to the sale of those shares.

         We have agreed to pay the legal, accounting, printing, and other expenses related to the registration of the sale of the shares pursuant to this prospectus, which we estimate will total approximately $100,000.

         An investment in our shares involves certain risks. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 3 AND THE REST OF THIS PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

--------------------------------------------------------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ______________, 2006.

                         PROSPECTUS SUMMARY INFORMATION

         This prospectus summary contains an overview of the information from the prospectus; however, we encourage you to read this prospectus, including the Risk Factors section beginning on page3, in its entirety before making an investing decision.

         As used in this prospectus, all amounts rounded to the nearest 10,000 are approximate. "Gross" acres and "gross" wells mean the total number of acres or wells, as the case may be, in which an interest is owned, and "net" means, when referring to wells or acres, the fractional ownership working interests we hold, multiplied by the gross wells or gross acres. All production numbers set forth in this prospectus, whether amounts, costs, revenues, or otherwise, are reported net of royalties, unless otherwise indicated.

Overview

         We are a small oil and gas exploration and production company with a minority working interest in limited production and drilling prospects in the Cooke Ranch area of La Salle County, Texas, operated by Bayshore Exploration L.L.C.

         We have a 9% working interest (6.8875% net revenue interest) in the Cooke No. 3 well placed into production in November 2005. At December 31, 2005, we had received revenue from recently initiated limited test production from our first well, but had no proved reserves. Outside the Cooke No. 3 well and its 40-acre drilling location, we have a 31.75% working interest (23.8125% net revenue interest) in the 8,843-acre balance of the Cooke Ranch. This includes a 31.75% working interest in the Cartwright No. 1 well that was drilled to a depth of 6,950 feet in March 2006. We are completing additional seismic studies of this area as a guide to further steps regarding the Cartwright No. 1 well and further drilling. We are participating in a third well, the Cooke No. 4 well, which began drilling in July 2006.

         We are also participating in a program to acquire up to a 75% working interest in leases adjacent to the Cooke Ranch.

         We are dependent on Bayshore, the operator of all of the properties in which we have a working interest, to increase production and establish reserves. We have issued an aggregate of 1,007,000 shares of common stock to Bayshore or its principal, Jamin Swantner, as partial consideration for various exploration rights, so that together with an additional 50,000 shares they have acquired privately, they are now the owners of approximately 4.6% of our issued and outstanding stock. They may sell up to 138,903 of their shares pursuant to this prospectus.

         We may diversify our opportunities and risk by seeking working interests in other prospects, relying on the experience and expertise of other operators, rather than building an internal exploration capability.

History and Corporate Information

         We were incorporated in Nevada on June 30, 2004. At that time, we issued to our founder 51,000,000 shares of common stock (which was reduced to 10,000,000 shares in August 2004 by cancellation of 41,000,000 shares) and 5,000,000 shares to another stockholder for cash. Thereafter, a group of investors obtained the controlling interest in our company by purchasing 14,650,000 of the 15,000,000 shares then issued and outstanding, the initial officer and director and directors resigned, and Robert Freiheit, our current president and a director, who purchased 7,500,000 of the outstanding shares transferred, was appointed as sole director and president.

         In mid-2005, we initiated oil and gas exploration activities by acquiring for cash and common stock a working interest in the Cooke No. 3 test well to be drilled on the Cooke Ranch in La Salle County, Texas. We have subsequently expanded our La Salle County, Texas working interests.

         Our principal executive offices are located at 2533 North Carson Street, Suite 6232, Carson City, Nevada 89706. Our telephone number is 775-841-5049, and our facsimile number there is 775-883-2384.

Summary Financial Data

         The following summary of historical financial information as of and for the periods ended June 30, 2006 and 2005, and December 31, 2005 and 2004, is derived from our financial statements included elsewhere in this prospectus:

                                                                                                           Inception
                                                                                        Inception           (June 30,
                                                                        Year            (June 30,             2004)
                                           Six Months Ended            Ended          2004) through          through
                                               June 30,             December 31,         Dec. 31,            June 30,
                                           2006          2005            2005              2004               2006
                                       -----------    -----------    -------------    ---------------    ---------------
Statement of Operations Data:
   Revenues                            $   89,615    $        --     $    24,739       $         --      $     114,354
   Costs and operating expenses           338,976        209,194         618,668             60,000          1,017,644
   Loss from operations                  (249,361)      (209,194)       (593,929)           (60,000)          (903,290)
   Other income (expense)                (370,473)            --         (26,912)                --           (397,385)
   Net loss                              (619,834)      (209,194)       (620,841)           (60,000)        (1,300,675)
   Loss per share-basic and diluted         (0.03)         (0.01)          (0.04)             (0.00)
   Weighted average shares             19,290,410     15,288,964      15,910,604         15,000,000
                                                June 30,                       December 31,
                                       --------------------------    --------------------------------
                                           2006           2005           2005               2004
                                       -----------    -----------    -------------    ---------------
Balance Sheet Data (as at):
   Working capital (deficit)           $2,044,429      $  93,999     $(1,279,329)               $--
   Total current assets                 2,094,107        139,305         156,087                 --
   Long-term liabilities                  858,725             --              --                 --
   Total stockholders' equity          $3,976,382      $ 474,249     $   232,602                $--

                                  RISK FACTORS

Risk Factors Relating to our Financial and Business Condition

         We are not the operator of any of our properties, so we have no control and limited influence over our current exploration, development, and production activities.

         We are not the operator of any of the properties in which we have an interest and on which we plan to devote substantially all of our financial and other resources in drilling and related activities, so we are dependent on the financial and technical resources, initiative, and management of the operator, Bayshore. Bayshore, as the operator, initiates drilling and other activities, and we have the right to elect whether to participate in specific proposed activities by bearing our working interest share of expenses or to withhold participation, in which case, we would not bear related costs or share in any resulting revenues. We have very limited rights to propose drilling or other activities. We rely to a significant extent on the initiative, expertise, and financial capabilities of our strategic partner, Bayshore. The failure of Bayshore to proceed with exploration and development of the Cooke Ranch area or to perform its obligations under contracts with us could prevent us from continuing to drill in an effort to establish production and reserves and recover our current or future investment in the Cooke Ranch area. Bayshore has oil and gas interests in which we do not participate. If Bayshore's separately-held interests should become more promising to Bayshore than interest held with us, Bayshore may focus its efforts, funds, expertise, and other resources elsewhere. In addition, should our relationship with Bayshore deteriorate or terminate, our oil and gas exploratory programs may be delayed significantly.

         We have no officer, director, or employee with any formal oil and gas exploration or engineering education or training and will continue to rely on the expertise of Bayshore, whose interests may not always be aligned with ours.

         We have no officer, director, or employee with geological, geophysical, or petroleum engineering training or experience. This increases our dependence on Bayshore and consultants we may engage from time to time. The expertise Bayshore provides may be influenced by its position as the majority working interest owner and its interest in obtaining funding from us for proposed activities.

         We have limited internal controls due to our small size and limited number of people, which may keep us from preventing or detecting waste or fraud.

         We have only two directors and two officers, one of whom is also a director, so we rely on manual systems without independent officers and employees to implement full, formal, internal control systems. Accordingly, we do not have separate personnel that provide dual signatures on checks, separate accounts receivable and cash receipts, or accounts payable and check writing, or other functions that frequently are divided among several individuals as a method of reducing the likelihood of improper activity. This reliance on a few individuals and the lack of comprehensive internal control systems may impair our ability to detect and prevent internal waste and fraud.

         We have a history of operating losses, which is likely to continue.

         From our inception in June 2004 through June 30, 2006, we have incurred an accumulated deficit of $1,300,675, and expect that we will continue to incur losses and that our accumulated deficit will increase. We reported losses of $620,841 and $60,000 for the years ended December 31, 2005 and 2004, respectively, and a loss of $619,834 for the six months ended June 30, 2006. We anticipate that we will continue to incur losses from our exploration activities unless and until we are successful in establishing significant production.

         We will need additional capital, which we may seek through the sale of equity securities.

         We will need additional funds to cover expenditures in excess of our current commitments for our share of costs to drill and, if warranted, complete four wells, seismic studies, and a working interest acquisition. We will fund any additional amounts required for exploration and development or possible acquisition of additional prospect interests through the sale of additional equity securities, which would reduce the percentage interest in our corporation held by existing stockholders and may dilute the economic interest of existing stockholders. Our board of directors can authorize the sale of additional equity securities without stockholder consent.

Risk Factors Relating to our Industry

         Our results of operations as well as the carrying value of our oil and gas properties are substantially dependent upon the prices of oil and natural gas, which historically have been volatile and are likely to continue to be volatile.

         Our results of operations and the ceiling on the carrying value of our oil and gas properties are dependent on the estimated present value of proved reserves, which depends on the prevailing prices for oil and gas, which are and are likely to continue to be volatile. Recent world events have significantly increased oil and gas prices, but we cannot assure that such prices will continue. Various factors beyond our control affect prices of oil and natural gas, including political and economic conditions; worldwide and domestic supplies of and demand for oil and gas; weather conditions; the ability of the members of the Organization of Petroleum Exporting Countries to agree on and maintain price and production controls; political instability or armed conflict in oil-producing regions; the price of foreign imports; the level of consumer demand; the price and availability of alternative fuels; and changes in existing federal and state regulations. Current prices for oil are at or near historic highs, and any significant decline in oil or gas prices could have a material adverse effect on our operations, financial condition, and level of development and exploration expenditures and could result in a reduction in the carrying value of our oil and gas properties. This in turn could cause a reduction of our borrowing base and reduce the amount that we might be able to borrow to fund our exploration, development, and acquisition activities.

         We cannot predict whether production or reserves will be established on properties in which we have an interest.

         The decision to develop, exploit, purchase, or explore a property will depend in part on our assessment of the information we are provided by Bayshore about potential recoverable reserves, future oil and natural gas prices and operating costs, potential environmental and other liabilities, risks, and other factors that are beyond our control. Such assessments are necessarily inexact, and their accuracy is inherently uncertain. Results from previous exploration and production in the Cooke Ranch area by others does not assure that hydrocarbons in commercial quantities exist in the areas in which we have or may obtain an interest or that we may discover or recover any reserves in place. Even if geophysical and geological analyses and engineering studies, the results of which are often inconclusive or subject to varying interpretations, indicate high reserve potential of a prospect or project, there can be no assurance that our development, exploitation, acquisition, or exploration activities will result in establishing reserves or that we will be successful in drilling productive wells.

         In general, the volume of production from oil and natural gas properties declines as reserves are depleted. Except to the extent we conduct successful development, exploitation, and exploration activities or acquire properties containing proved reserves, or both, any reserves we establish will decline as reserves are produced.

         Our estimated quantities of proved oil and gas reserves and projected rates of production and the timing and results of development expenditures may prove inaccurate because of numerous uncertainties.

         We are testing geological horizons that have not previously been explored or produced widely in the Cooke Ranch area, so our wells should be considered exploratory unless and until there is greater drilling experience. Because of the limited drilling of the geological horizons that we are drilling, we cannot forecast the anticipated results of drilling, even though a particular drilling site may be adjacent to or nearby a producing well.

         We will be unable to estimate precisely any reserves we may establish. Oil and gas reserve engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing, and production subsequent to the date of an estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered, which differences may be significant. In addition, estimates of our future net revenues from proved reserves and the present value thereof are based on certain assumptions regarding future oil and gas prices, production levels, and operating and development costs that may not prove to be correct. Any significant variance in these assumptions could materially affect our estimated quantity of reserves and future net revenues therefrom.

Risk Factors Relating to Control by Our Officers and Directors; Impediments to Change of Control

         Our officers and directors will continue to control us following this offering, and they may take actions that are not in the best interests of our other stockholders.

         Following the completion of this offering, Robert Freiheit, Keith J. McKenzie, and Thomas J. Manz, officers and directors, will collectively beneficially own approximately 35.0% of our common stock. See "Principal Stockholders." Accordingly, by virtue of their ownership of shares, the stockholders referred to above acting together may effectively have the ability to influence significant corporate actions. Such actions include the election of our directors and the approval or disapproval of fundamental corporate transactions, including mergers, the sale of all or substantially all of our assets, liquidation, and the adoption or amendment of provisions in our articles of incorporation and bylaws. Such actions could delay or prevent a change in our control. See "Principal Stockholders" and "Description of Securities." In addition, the Nevada Revised Statutes restrict business combinations with interested stockholders, and our articles of incorporation contain provisions that may discourage, delay, or prevent a third party from acquiring control of the company by means of a tender offer, a proxy contest for a majority of the board of directors, or otherwise. See "Description of Securities--Article and Bylaw Provisions."


                           FORWARD-LOOKING STATEMENTS

         This prospectus contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by use of the words "believe," "may," "could," "should," "expect," "anticipate," "estimate," "project," "propose," "plan," "intend," and similar words and expressions. Statements that describe our future strategic plans, goals, or objectives are also forward-looking statements.

         Readers of this prospectus are cautioned that any forward-looking statements, including those regarding us or our management's current beliefs, expectations, anticipations, estimations, projections, strategies, proposals, plans, or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties, such as:

         o future drilling and other exploration schedules and sequences for wells and other activities;

         o future results of drilling individual wells and other exploration and development activities;

         o future variations in well performance as compared to initial test data;

         o  the ability to economically develop discovered reserves;

         o  the prices at which we may be able to sell oil or gas;

         o exploration and development priorities and the financial and technical resources of the operator of the properties in which we have an interest or contractors that provide us field services;

         o uncertainties inherent in estimating quantities of proved reserves and actual production rates and associated costs;

         o  future events that may result in the need for additional capital;

         o the cost of additional capital that we may require and possible related restrictions on our future operating or financing flexibility;

         o our future ability to attract industry or financial participants to share the costs of exploration, exploitation, development, and acquisition activities;

         o future plans and the financial and technical resources of industry or financial participants; and

         o  other factors.

         The forward-looking information is based on present circumstances and on our predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. Actual events or results may differ materially from those discussed in the forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus.

         Readers of this document are cautioned that any forward-looking statements, including those regarding us or our management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans, or intentions, are not guarantees of future performance or results of events and involve risks and uncertainties.


                                  NET PROCEEDS

         We will not receive any proceeds from the disposition of the shares of common stock by the selling security holders or their transferees.

         Assuming there is no cashless exercise of warrants, net proceeds of up to $3,807,750 that we may receive from the exercise of up to 1,269,250 warrants to purchase common stock that may be sold pursuant to this prospectus will be used for exploration and development of our interest in the Cooke Ranch area or other areas and for general corporate purposes.


                         DETERMINATION OF OFFERING PRICE

         Each selling security holder and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares privately or on or through the over-the-counter market as quoted on an interdealer quotation medium, such as the Pink Sheets or the OTC Bulletin Board, or any other trading facility on which the shares may be quoted or traded if our common stock ever becomes eligible to be quoted or traded on such trading facility and we seek to have our common stock quoted or traded on such facility. These sales may be at fixed prices or negotiated prices, as determined by the selling security holder, and may change during the offering.

                         LIMITED MARKET FOR COMMON STOCK

Pink Sheet Quotations

         Our common stock has been traded in the over-the-counter market quoted on the Pink Sheets published by Pink Sheets, LLC, since June 2005. The trading volume of the common stock is limited, which creates the potential for significant changes in the trading price of the common stock as a result of relatively minor changes in the supply and demand. It is likely that trading prices and volumes for the common stock will fluctuate in the future, without regard to our business activities.

         The following table sets forth for the fiscal year periods indicated the high and low closing prices for our common stock as reported under the symbol "PXTE" on the Pink Sheets:

                                                            Low        High
                                                         ----------  ----------
        2006:
          Third Quarter (through July 28, 2006)........    $2.05       $2.95
          Second Quarter...............................     2.30        3.10
          First Quarter................................     0.95        3.15

        2005:
          Fourth Quarter...............................     0.70        1.16
          Third Quarter................................     0.90        1.70
          Second Quarter...............................     0.25        1.10

         On July 28, 2006, the Pink Sheets reported that the closing price for our common stock was $2.55 per share. Our stock was quoted at a bid price of $2.25 per share and an offer price of $2.55 per share. These quotations do not include sales commissions or dealer mark-ups or markdowns and do not represent actual transactions.

Penny Stock Regulations

         Our stock is presently regulated as a penny stock, and broker-dealers will be subject to regulations that impose additional requirements on us and on broker-dealers that want to publish quotations or make a market in our common stock. The Securities and Exchange Commission has promulgated rules governing over-the-counter trading in penny stocks, defined generally as securities trading below $5.00 per share that are not quoted on a securities exchange or Nasdaq or which do not meet other substantive criteria. Under these rules, our common stock is currently classified as a penny stock. As a penny stock, our common stock is currently subject to rules promulgated by the Securities and Exchange Commission that impose additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to sale. Further, if the price of the stock is below $5.00 per share and the issuer does not have $2.0 million or more net tangible assets or is not listed on a registered national securities exchange or Nasdaq, sales of such stock in the secondary trading market are subject to certain additional rules promulgated by the Securities and Exchange Commission. These rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and the salesperson working for the broker-dealer in connection with the transaction. These rules and regulations may affect the ability of broker-dealers to sell our common stock, thereby effectively limiting the liquidity of our common stock. These rules may also adversely affect the ability of persons that acquire our common stock to resell their securities in any trading market that may exist at the time of such intended sale.

Common Stock

         As of July 28, 2006, we had 22,976,139 shares of common stock issued and outstanding. We do not have any shares of preferred stock issued and outstanding. We are registering the resale of 4,621,350 shares of common stock for the selling security holders identified in this prospectus.

         As of July 28, 2006, we had reserved for issuance on exercise of options and warrants an aggregate of 1,644,250 shares of common stock, with a weighted average exercise price of $3.00 per share.

         As of July 28, 2006, there were approximately 106 holders of our common stock.

Dividend Policy

         We have never paid cash dividends on our common stock and do not anticipate that we will pay any dividends in the foreseeable future. We intend to reinvest any future earnings to further expand our business.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         This discussion contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion plan should be read together with the audited financial statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

Historical Operations

         We are a small oil and gas exploration and production company. In June 2005, we acquired our first working interest in an oil and gas property. The Cooke No. 3 well was drilled in 2005 and commenced production in November 2005. Through June 30, 2006, we have acquired additional interests in oil and gas properties. We continue to be considered an exploration stage company due to the absence of significant revenue.

         For the period from June 30, 2004 (date of inception), through June 30, 2006, we have recognized revenues of $114,354, all from the Cooke No. 3 well since November 2005. During the period from June 30, 2004 (date of inception), through June 30, 2006, we have incurred $1,017,644 of costs and operating expenses, principally consisting of $540,694 of general and administrative expenses and $411,250 of stock-based compensation related to issuance of common stock for the initial services of the chief operating officer and to consultants for financial advisory, public relations, and geological advisory services.

         We have relied significantly upon the issuance of common stock and promissory notes to finance our exploration-stage operations. In certain cases, the promissory notes were accompanied by some form of equity interest, including stock and beneficial conversion features. Generally accepted accounting principles require that the proceeds from promissory notes and the equity interests be accounted for by allocating a portion of the proceeds to the equity interests and recording a corresponding discount to the notes. This discount was amortized over the terms of the notes (or through the date of conversion into common stock) and recorded as a noncash expense characterized as "interest expense from amortization of discount on secured convertible notes and other debt." These charges have totaled $957,372.

         In connection with an offering of common stock and warrants in April 2006, we entered into a registration rights agreement that, among other matters, provides for the payment by us of 1% per month (up to a maximum of 18%) of the proceeds of the offering in partial liquidated damages for our failure to file a registration statement by June 30, 2006, and meet certain other deadlines until the registration statement is declared effective. We determined that the features of the partial liquidated damages provision of the registration rights agreement in relation to the deadlines for the registration statement to be declared effective cause this arrangement to be accounted for as a derivative liability because we cannot control when the registration statement is declared effective. The derivative liability has been separately valued from the common stock at an amount equal to the fair value of the warrants as measured using the Black-Scholes model. The fair value at the date of the private placement was $1,467,704, and was recorded as a liability in the balance sheet. During each accounting period, we measure the change in the derivative liability and record the change as a gain or loss on derivative valuation. During the three months ended June 30, 2006, we recorded a gain on derivative valuation of $608,979. The fair value of the derivative liability at June 30, 2006, was $858,725. When our registration statement is declared effective, the derivative liability at that date will be recharacterized as additional paid-in capital.

         For the period from June 30, 2004 (date of inception), through June 30, 2006, we have acquired oil and gas properties with a carrying value of $2,790,678 through the payment of cash and the issuance of common stock. At June 30, 2006, we had current assets of $2,094,107, principally consisting of cash and cash equivalents remaining from a private place of common stock. At June 30, 2006, we also had current liabilities of $49,678, resulting in working capital of $2,044,429.

Plan of Operations

         Through December 31, 2006, we will concentrate on the four-well drilling program near the Cooke No. 3 and Cartwright No. 1 wells, as previously discussed. The estimate of our share of the cost of the drilling and completion of those wells, if completion is warranted based on initial testing, is $1,520,000. At June 30, 2006, we had $2,020,000 of cash on hand, which we expect to be sufficient to complete the four-well drilling program, including any reasonable cost overruns that may occur. We have minimal current liabilities. There is liability reserved for payments that would have to be paid investors for failure or delay in registration. For a more detailed explanation, see Note 4 of the June 30, 2006, financial statements. To the extent payments are required to be made, our cash position would weaken and possibly affect the plan of operation.

         To the extent that we are successful in finding and producing oil and gas, of which there is no assurance, proceeds from that activity would be added to our working capital reserves and be available to fund future exploration.

         We have also committed to fund our portion of three dimensional seismic testing of the remaining approximate 6,000 acres of the Cooke Ranch that have not yet been tested. We estimate our share of the costs of that testing program to be approximately $150,000. While we have paid for most of the additional acreage acquired to date in our lease expansion program, obtaining additional acreage would require the expenditure of funds that we may not currently have. Our current level of cash required for general and administrative costs is generally funded by our share of production proceeds from the Cooke No. 3 well. Any substantial increase in those activities would require additional funds.

         We do contemplate adding one or two employees who have oil and gas field experience and expertise, but believe we can afford to do so within our current resources. As such, we believe that we have sufficient funds to operate throughout the end of the year. However any expansion beyond our current plans will require additional capital funding, even if we are successful in the four-well drilling program. We believe that additional capital funding is available through private or public equity financing or bank financing. Success in the field will enhance our opportunities to obtaining financing, but we will probably need to obtain reserve reports and have sufficient length of production to obtain favorable financing arrangements. Furthermore, outside events such as the price of oil, the condition of the stock market, and interest rate levels could affect our ability to obtain financing. At this time, we have no financing arrangements in place.


                              BUSINESS AND PROPERTY

General

         We are an oil and gas exploration company participating with minority working interests in oil and gas drilling in the Cooke Ranch field in La Salle County, Texas, operated by Bayshore. We have a 9% working interest (6.8875% net revenue interest) in the Cooke No. 3 well, which was placed into production in November 2005, and a 31.75% working interest (23.8125% net revenue interest) in the 8,843-acre balance of the Cooke Ranch leases, excluding the Cooke No. 3 well and its 40-acre pro rata location. This includes a 31.75% working interest in the Cartwright No. 1 well that was drilled to a depth of 6,950 feet in March 2006. We are completing additional seismic studies of this area as a guide to further steps regarding the Cartwright No. 1 well and further drilling.

         We are also completing three-dimensional seismic studies over a portion of the Cooke Ranch and plan to drill, and if warranted complete, four test wells by the fourth quarter of 2006, the first of which was begun in July 2006. We are also participating in the acquisition of additional acreage in an area of mutual interest adjacent to the Cooke Ranch.

Business Strategy

         Our strategy is to expand our additional working interest holdings in the area surrounding the Cooke Ranch in an effort to increase our production and cash flow and build reserves through exploration and development drilling. The principal components of our business strategy are:

         o Rely on the Exploration Expertise of Others. We will continue to rely on the technical expertise and experience of the operator of the properties in which we have an interest, consultants, and others in order to reduce our ongoing general and administrative expenses.

         o Focus on the Cooke Ranch Area. We believe we can best use our limited financial and other resources by continuing to focus on the Cooke Ranch area in La Salle County, Texas, where the operator of the properties in which we have an interest and other service firms and consultants with which we have worked have experience and expertise.

         o Balance Our Opportunities. While we intend to continue to focus on the Cooke Ranch area for our core operations in the near term, we intend to diversify and balance our exploration opportunities and our risk profile by seeking additional exploration or development opportunities in other areas in which we might be able to team with operators having experience and expertise.

Previous Exploration on the Cooke Ranch

         In 1959, Pan American Petroleum Company established production from the Edwards formation at approximately 10,300 to 10,900 feet on oil and gas leases on the 8,883-gross-acre Cooke Ranch. These wells are still producing. Beginning in 1983, Bayshore became involved with the Cooke Ranch leases and drilled, completed, and produced over 25 wells located in the Edwards and Wilcox formations at 10,300-10,900 and 4,100-5,500 feet, respectively, and in 2004, in the Olmos formation at approximately 7,900 feet. Bayshore is owned and managed by Jamin Swantner, an independent petroleum geologist with over 26 years of experience in evaluating, developing, drilling, and producing oil and gas prospects along the Texas and Louisiana gulf coast for Bayshore and Jamin Energy, Inc.

Recent Activities

         On June 6, 2005, we issued 507,000 shares of common stock to Bayshore at an agreed value of $380,250 and agreed to pay up to $64,415 for completion costs to acquire a 3.25% working interest (2.4375% net revenue interest) from Bayshore in a 40-acre drilling site and a deep test, the Cooke No. 3 well, to approximately 21,000 feet to test the Smackover formation on the Cooke Ranch.

         On July 28, 2005, we agreed to acquire an additional 8.5% working interest (6.375% net revenue interest) in the Cooke No. 3 well and drilling site by paying $994,500 in cash and assumption of liabilities, and agreeing to pay up to $168,470 for completion costs for the Cooke No 3 well. On July 25, 2005, we agreed to farm out to Maxim Resources, Inc., an otherwise unrelated firm, a 2.75% working interest (1.925% net revenue interest) in the Cooke No. 3 well and its 40-acre proration unit, or drilling site, only in consideration of a $380,250 cash payment and the agreement to pay up to $64,415 for completion costs. As a result of the above agreements, we retained a 9% working interest (6.8875% net revenue interest) in the Cooke No. 3 well, and an 11.75% working interest (8.8125% net revenue interest) in the balance of the 8,843-acre Cooke Ranch leases outside the Cooke No. 3 well and 40-acre drilling site.

         The proposed Cooke No. 3 well 21,000-foot Smackover test was commenced in July 2005. After drilling to about 17,500 feet, the operator, Bayshore, recommended to the working interest owners to cease drilling operations, thereby enabling the balance of the operating funds to be allocated to attempt to complete the well at a depth of approximately 6,800 feet in the Escondido formation. The Cooke No. 3 was completed as an oil well in the Escondido formation from 6,612 to 6,662 feet in November 2005. It had an initial flow rate during a sustained test of 24 hours at the average rate of 188 barrels of oil per day and 250 thousand cubic feet of gas on a 14/64 inch choke. During the second quarter of 2006, this well produced oil at an average rate of 125 barrels per day and gas at an average rate of 180 thousand cubic feet per day.

         On November 20, 2005, we agreed to pay $198,000 for a 20% working interest (approximately 14.6% net revenue interest after recovery of drilling and completion costs) to drill to total depth, plus up to $90,000 for costs to complete, if warranted, in the Cartwright No. 1 well. We also paid $73,200 for our share of the drilling costs attributable to the 11.75% working interest we already held in this well. On December 30, 2005, we entered into a revised agreement relating to the Cartwright No. 1 well in which we agreed to pay $237,800 for our 20% working interest in the Cartwright No. 1 well, plus $176,800 for a 20% working interest in the Cooke Ranch leases, excluding the Cooke No. 3 well and drilling site. As a result of this agreement, we have a total of a 31.75% working interest (23.8125% net revenue interest) in the entire Cooke Ranch 8,843-acre leases outside the Cooke Ranch No. 3 40-acre drilling site.

         The second well, the Cartwright No. 1, was drilled to a total depth of 6,950 feet in the 40-acre drill-site spacing location adjacent to the Cooke No. 3 well in March 2006. Based on the evaluation of drill test and available geophysical data, we elected to participate in a three-dimensional seismic study at the area as a guide to further drilling and to determine whether to directionally or horizontally drill from the Cartwright No. 1 in an effort to penetrate the projected hydrocarbon reservoir.

         The three-dimensional seismic survey of approximately 2,400 acres in the Cooke Ranch has now been completed and partially evaluated by Bayshore, which used this recently acquired data to assist in locating the first of our current four-well drilling program. That well was commenced in July 2006. We will participate in the continuation of a three-dimensional seismic survey to be completed over the balance of the Cooke Ranch and will use the data gathered as an ongoing guide to our exploration program.

         A sweet gas and sour gas pipeline runs through the Cooke Ranch with adequate excess capacity to handle foreseeable production from wells that we might drill. Oil from the wells is placed into tank batteries and picked up by one of several purchasers in the area as required. The oil from the Cooke No. 3 well is light, sweet crude, with a 47 American Petroleum Institute specific gravity, and the natural gas has a 1,320 British thermal unit, or BTU, rating.

Lease Acquisition Program

         Under our agreement with Bayshore, we have identified an area of mutual interest encompassing the 8,883-acre Cooke Ranch leases and extending outward five miles in all directions from the lease boundaries to provide us with the opportunity, for a period of 10 years, to participate as a 31.75% working interest holder in any additional exploration rights acquired by Bayshore in the area of mutual interest.

         On March 16, 2006, we entered into a lease acquisition agreement with Bayshore to acquire oil and gas exploration rights on approximately 3,200 additional specifically identified acres near the Cooke Ranch. We paid Bayshore $305,000 and issued 100,000 shares of common stock for 50% of the lease and lease option acquisition costs. If less than all targeted 3,200 acres are acquired, the pro rata portion of our money not required for the lease acquisition program will be returned to us. To date, we have acquired approximately 2,200 acres. Under this agreement, we initially were to acquire a 50% working interest in the exploration rights acquired, but on June 13, 2006, we exercised our option under the agreement to increase to 75% our working interest to be acquired upon payment of an additional 25% of the acquisitions costs. We recently received a statement showing that we have been invoiced for $309,000 for our 75% working interest in the additional acreage, of which $305,000 had previously been paid.

         Under December 30, 2005, and March 1, 2006, agreements with Bayshore, we and Bayshore have agreed to join in developing the existing Cooke Ranch prospect acreage and acquiring additional prospective oil and gas properties on which to explore for, develop, and produce oil and gas.

         We also are acquiring with Bayshore various working interests of less than 75% in miscellaneous small parcels interspersed among larger parcels in which we may acquire a 75% working interest.

Drilling Program

         Bayshore has identified four additional drilling sites, three of which are one or two drilling spacing locations away from either the Cooke No. 3 or the Cartwright No. 1 wells. We estimate that our share of the cost for drilling, and if warranted completion, for these wells is approximately $1,520,000, or approximately $380,000 per well. The first well in this four-well program was commenced in July 2006. As drilling progresses, we anticipate that Bayshore will identify additional drilling tests in which we will participate.

         The Cooke Ranch also has existing production from the Wilcox, Escondido, Olmos, and Edwards horizons at various locations. As part of our ongoing exploration effort, we intend to participate in test wells of these horizons as well.

         Under our joint venture agreement with Bayshore, we have the right to participate with a 31.75% working interest, or a 23.8125% net revenue interest, in all further drilling on the 8,883-acre Cooke Ranch leases, excluding our initial Cooke No. 3 well. We would have a right to participate with a 75% working interest in drilling on any additional working interest acreage we are acquiring adjacent to the Cooke Ranch.

Drilling Activities

         We had no oil or gas drilling activities prior to 2005. The following table sets forth the wells drilled and completed by us during 2005 and in 2006 through July 28:

                                                                                                2006, through
                                                                               2005                July 28
                                                                        --------------------  --------------------
                                                                         Gross       Net       Gross       Net
                                                                        ---------  ---------  --------- ----------
Development Wells:
  Producing............................................................    --         --          --        --
  Nonproducing.........................................................    --         --          --        --
                                                                        ---------  ---------  --------- ----------
        Total..........................................................    --         --          --        --
                                                                        =========  =========  ========= ==========

Exploratory Wells:
  Discoveries..........................................................    1.0        0.1         --        --
  Exploratory Dry Holes................................................    --         --          --        --
                                                                        ---------  ---------  --------- ----------
        Total..........................................................    1.0        0.1         --        --
                                                                        =========  =========  ========= ==========

We also have a 31.75% working interest (23.8125% net revenue interest) in the Cartwright No. 1 well, which has not been completed for production or plugged and abandoned pending the analysis of the results of an ongoing three-dimensional seismic study of the area. As of July 28, 2006, we were participating with a 31.75% working interest in the first of our current four-well program.

Wells and Acreage

         As of December 31, 2005, and July 28, 2006, we had one gross and 0.1 net producing oil well, which is located in the Cooke Ranch field in Texas.

         The following table sets forth our gross and net acres of developed and undeveloped oil and gas leases as of December 31, 2005, and July 28, 2006, respectively:

                               Developed Acreage           Undeveloped Acreage
                               -----------------           -------------------
                              Gross        Net            Gross           Net
                              -----        ---            -----           ---
December 31, 2005...........   40          3.6             8,843         2,808
July 28, 2006...............   40          3.6             8,843         2,808

We also have a 31.75% working interest (23.8125% net revenue interest) in the Cartwright No. 1 well on a 40 gross (12.7 net) acre drilling site, which has not been completed for production or plugged and abandoned pending the analysis of the results of an ongoing three-dimensional seismic study of the area.

Production, Transportation, and Marketing

         As of July 28, 2006, we had an interest in one producing well in the Cooke Ranch, the Cooke No. 3, completed in November 2005. As of December 31, 2005, we did not have sufficient production to determine average net daily oil production, average sales price, and average production costs associated with this well.

         Our share of the oil produced is sold at posted field prices to an unaffiliated purchaser. Posted prices are generally competitive among crude oil purchasers. Our crude oil sales contracts may be terminated by either party upon 30 days' notice.

No Proved Reserves

         As of December 31, 2005, we had no proved reserves.

Operational Hazards and Insurance

         We explore, drill for, and produce oil and gas, and as such, our operations are subject to the usual hazards incident to the industry. These hazards include blowouts, cratering, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, pollution, releases of toxic gas, and other environmental hazards and risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, and suspension of operations.

         We do not maintain insurance to cover operational hazards, but rely on the insurance that Bayshore is required to maintain under our agreements. Bayshore, as the operator of the Cooke Ranch interests, is required to carry $2.0 million of general liability insurance and $5.0 million of operator's extra well control expense indemnity and excess liability for bodily injury and property damage insurance for joint operations on areas in which we and Bayshore have interests. The independent contractors that conduct drilling, geophysical, or other activities are required to maintain insurance coverage for operations by them. We cannot assure that we could obtain or that Bayshore or our contractors will be able to continue to obtain insurance coverage for current or future activities. Further, we cannot assure that any insurance obtained will provide coverage customary in the industry, be comparable to the insurance now maintained, or be on favorable terms or at premiums that are reasonable.

         The insurance maintained by Bayshore or our contractors does not cover all of the risks involved in oil and gas exploration, drilling, and production and, if coverage does exist, may not be sufficient to pay the full amount of such liabilities. We may not be insured against all losses or liabilities that may arise from all hazards because such insurance may not be available at economic rates, the respective insurance policies may have limited coverage and other factors. For example, insurance against risks related to violations of environmental laws is not maintained. The occurrence of a significant adverse event that is not fully covered by insurance could have a materially adverse effect on us. Further, we cannot assure that adequate levels of insurance will be maintained for our benefit in the future at rates we consider reasonable.

Government Regulation

         United States - State and Local Regulation of Drilling and Production

         Our exploration and production operations are subject to various types of regulation at the federal, state, and local levels. Such regulation includes requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells, regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, and the plugging and abandoning of wells. Our operations are also subject to various conservation laws and regulations. These include the regulation of the size of drilling and spacing units or proration units and the density of wells that may be drilled and the unitization or pooling of oil and gas properties. In this regard, Texas, like many states, allows the forced pooling or integration of tracts to facilitate exploration, while other states rely on voluntary pooling of lands and leases. In addition, state conservation laws establish maximum rates of production from oil and natural gas wells, generally prohibit the venting or flaring of natural gas, and impose requirements regarding the ratability of production. The effect of these regulations is to limit the amounts of oil and natural gas we can produce from our wells and to limit the number of wells or the locations that we can drill.

         Production of any oil and gas by us is affected to some degree by state regulations, some of which regulate the production and sale of oil and gas, including provisions regarding deliverability. Such statutes and related regulations are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. State authorities also frequently regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

         Environmental Regulations

         The federal government and Texas, like other state and local governments, have adopted laws and regulations regarding the control of contamination of the environment. These laws and regulations generally require the acquisition of a permit by operators before drilling commences, restrict the types, quantities, and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on lands lying within wilderness, wetlands, and other protected areas, and impose substantial liabilities for pollution resulting from our operations. These laws and regulations generally increase the costs of drilling and operation of wells.

         We may be held liable for the costs of removal and damages arising out of a pollution incident to the extent set forth in the Federal Water Pollution Control Act, as amended by the Oil Pollution Act of 1990. In addition, we may be subject to other civil claims arising out of any such incident. As a working interest owner, we are also subject, as with any owner of property, to clean-up costs and liability for toxic or hazardous substance that may exist on or under any of our properties. We believe that the operator of our properties is in compliance in all material respects with such laws, rules, and regulations and that continued compliance will not have a material adverse effect on our operations or financial condition. Furthermore, we do not believe that we are affected in a significantly different manner by these laws and regulations than are our competitors in the oil and gas industry.

         The Comprehensive Environmental Response, Compensation and Liability Act, also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to be responsible for the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances. Such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources, and for the costs of certain health damages or studies. Furthermore, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances or other pollutants released into the environment.

         The Resource Conservation and Recovery Act and related regulations govern the generation, storage, transfer, and disposal of hazardous wastes. This law, however, excludes from the definition of hazardous wastes "drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal energy." Because of this exclusion, many of our operations are exempt from these regulations. Nevertheless, we must comply with these regulations for any of our operations that do not fall within the exclusion.

         The Oil Pollution Act of 1990 and regulations promulgated pursuant thereto impose a variety of regulations on responsible parties related to the prevention of oil spills and liability for damages resulting from such spills. The Oil Pollution Act of 1990 establishes strict liability for owners of facilities that are the site of a release of oil into "waters of the United States." While liability more typically applies to facilities near substantial bodies of water, at least one district court has held that liability can attach if the contamination could enter waters that may flow into navigable waters.

         Stricter standards in environmental legislation may be imposed on the oil and gas industry in the future, such as proposals made in Congress, and at the state level from time to time that would reclassify certain oil and natural gas exploration and production wastes as "hazardous wastes" and make the reclassified wastes subject to more stringent and costly handling, disposal, and clean-up requirements. The impact of any such changes, however, would not likely be any more burdensome to us than to any other similarly situated company involved in oil and gas exploration and production.

Safety and Health Regulations

         Operations in which we have an interest must be conducted in accordance with various laws and regulations concerning occupational safety and health. Currently, we do not foresee expending material amounts to comply with these occupational safety and health laws and regulations. However, since such laws and regulations are frequently changed, we are unable to predict the future effect of these laws and regulations.

Oil and Gas Leases

         The properties in which we have and are likely to obtain interests in Texas are and will likely be held under oil and gas leases standard in the oil and gas industry. Such leases provide for the payment of royalty to the property owner and generally govern the manner in which activities are to be conducted. We believe the operations on the leases in which we have an interest comply with all material provisions of such regulations.

Title to Properties

         All of our working interests are, and working interests acquired in the future likely will be, held under leases from third parties. The operator of the project typically obtains a title opinion concerning such properties prior to the commencement of drilling operations. We are advised that Bayshore has obtained such title opinions or other third-party review on all of the producing properties in which we have an interest and believe that we have satisfactory title to all such properties sufficient to meet standards generally accepted in the oil and gas industry. Our working interests are subject to typical burdens, including customary royalty interests and liens for current taxes, but we believe that such burdens do not materially interfere with our use of such properties and that the economic effects of such burdens have been appropriately reflected in our acquisition cost of our working interests. Title investigation before the acquisition of undeveloped properties is less thorough than that conducted prior to drilling, as is standard practice in the industry.

Employees and Consultants

         Other than our executive officers, we have no employees. From time to time, we may engage technical consultants to provide specific geological, geophysical, and other professional services.

Properties

         Our offices are located in a shared executive suite with related administrative services at 2533 North Carson Street, Suite 6232, Carson City, Nevada 89706, rented from an unrelated party, prepaid through March 15, 2008. Our telephone number is 775-841-5049, and our facsimile number is 775-883-2384.

Legal Proceedings

         We are not a party to any pending material legal proceedings, and no such proceedings have been threatened by or, to the best of our knowledge, against us.


                            SELLING SECURITY HOLDERS

         This prospectus relates to the resale of shares of our common stock by the selling security holders. Each of the selling security holders obtained beneficial ownership of the common stock being offered for resale by it pursuant to this prospectus in one of the following transactions:

         o On April 27, 2006, we sold in private transactions an aggregate of 2,452,100 shares of common stock and 1,226,050 stock purchase warrants at $1.25 for one share of common stock and one-half stock purchase warrant, for an aggregate of $3,065,125, all of which are to be offered pursuant to this prospectus. We also issued 43,200 warrants to Empire Financial Group, Inc., which acted as placement agent for a portion of the offerings and its assignees. The warrants to purchase an aggregate of 1,269,250 shares at $3.00 per share contain antidilution or price protection provisions that obligate us to reduce the exercise price of the warrants and increase the number of shares issuable under the warrants if we issue equity securities with a sales price less than the then-applicable exercise price under the warrants. See "Description of Securities: Warrants." Up to 130% of the original number of shares issuable under the warrants that may be issued under these provisions may also be sold pursuant to this prospectus. These selling security holders are Mark Abdou, Joseph W. and Patricia G. Abrams, Auction Specialists, Inc., Barbieri Commercial Brokerage, Byron B. Barkley IRA, Joseph E. Bernolfo III, Stephen H. Cippa, Bill Corbett, Cranshire Capital, L.P., Empire Financial Group, Inc., Danielle Esanu, Chris J. Fehn, David Hauck, Big Sky Trust, Ryan Hong, Peter Hogan, Iroquois Master Fund Ltd., Michael R. Jacks, Jim M. Katsanevas, Manuel Katsanevas, Ivan Lieberburg and Janice Kirsch, LKY Real Estate, LLC, Thomas J. Manz, Stephen Mazouat, Kenneth J. McClelland, Nite Capital, L.P., Skip and Jan Outman, William G. Palmer, Pamplona, Inc., Stephen C. Pease, Prism IX Investment Partnership, William J. Ritger, RP Capital, LLC, Randall H. Scagliotti 2006 Trust, Steve Strasser, TATS, a Limited Liability Company, Domenick Treschitta, Richard J. and Erin T. Trott, Whalehaven Capital Fund Limited, Randall R. Wilson, Gregory T. Young, and Doris and Steven D. Zimmer.

         o As a result of the receipt of net proceeds from the sale of 2,452,100 shares of common stock and 1,226,050 stock purchase warrants in April 2006, $919,000 in outstanding secured notes were converted, in accordance with their terms, into an aggregate of 2,625,723 shares of common stock, 761,097 shares of which are to be offered pursuant to this prospectus. These selling security holders are Auburn Orthopaedic Medical Group Profit Sharing Plan, Auction Specialists, Inc., Fiserv ISS Co. Trustee FBO H. Robert Freiheit IRA, Alan T. Freiheit, Christopher S. Freiheit, Robert K. Henrichsen, JES Holdings, LLC, Jim M. Katsanevas, Manuel Katsanevas, Jeffrey P. Kuisti, Howard S. Landa, LKY Real Estate, LLC, Thomas J. Manz, Kenneth J. McClelland, Pamplona, Inc., RGH, Inc. Profit Sharing Plan, David W. Shaver, Tanye Capital Corp., TATS, a Limited Liability Company, Gregory T. Young, and Doris and Steven D. Zimmer.

         o In June 2005, we issued 507,000 shares to Bayshore, as partial consideration for the acquisition of a 3.25% working interest in the Cooke Ranch oil and gas exploration project, of which 38,903 shares are offered pursuant to this prospectus.

         o On December 15, 2005, we issued 100,000 shares to Jamin Swantner for geological and technical advice, all of which are offered pursuant to this prospectus.

         The table below sets forth specified information during the 60 days preceding the date of this prospectus that we received from the respective named selling security holders:

         o the name of each beneficial owner of the common stock registered for resale pursuant to this prospectus;

         o the number of shares of common stock that each selling security holder beneficially owns as of such date;

         o the number of shares of common stock that may be sold pursuant to this prospectus;

         o the number of shares to be beneficially owned by each selling security holder, assuming the sale of all of the shares of common stock offered hereby; and

         o by footnote, any relationship of such selling security holder with us or any of our predecessors or affiliates within the past three years, other than that of being a stockholder, and to our knowledge, details regarding any affiliation or association of any selling security holder with a securities broker-dealer.

The table also provides certain information concerning the resale of shares of common stock by the selling security holders and assumes that all shares offered by the selling security holders will be sold. We will not receive any proceeds from the resale of the common stock by the selling security holders:

                                                                 Beneficially                         Beneficially
                                                                     Owned             Number             Owned
                                                                Before Offering          To          After Offering
                                                            ------------------------     Be      ------------------------
                 Selling Security Holder                       Number       %(1)        Sold        Number       %(1)
                 -----------------------                       ------       ----        ----        ------       ----
Mark Abdou                                                         6,000     *            6,000           --     --
Joseph W. and Patricia G. Abrams                                  60,000     *           60,000           --     --
Auburn Orthopaedic Medical Group Profit Sharing Plan,
Robert K. Henrichsen, Trustee(2)                                 305,715     1.3%        77,144      228,571      *
Auction Specialists, Inc.(3)(4)                                  511,429     2.2         79,286      432,143      1.8%
Barbieri Commercial Brokerage(5)                                 120,000     *          120,000           --     --
Byron B. Barkley IRA                                              30,000     *           30,000           --     --
Bayshore Exploration LLC(6)                                      907,000     4.0         38,903      868,097      3.6
Joseph E. Bernolfo III                                            60,000     *           60,000           --     --
Stephen H. Cippa                                                  30,000     *           30,000           --     --
Bill Corbett (7)                                                 165,120     *          165,120           --     --
Cranshire Capital, L.P.(8)                                       120,000     *          120,000           --     --
Empire Financial Group, Inc. (7)(9)                               12,960     *           12,960           --     --
Danielle Esanu                                                    76,650     *           76,650           --     --
Chris J. Fehn                                                     30,000     *           30,000           --     --
Fiserv ISS Co. Trustee FBO H. Robert Freiheit IRA(10)          4,223,229    18.4         77,657    4,145,572     17.1
Alan T. Freiheit                                                  76,429     *           19,286       57,143      *
Christopher S. Freiheit                                          439,215     1.9         19,286      419,929      1.7
David Hauck                                                      150,000     *          150,000           --     --
Robert K. Henrichsen(2)                                          371,430     1.6         77,144      294,286      1.2
Big Sky Trust, Robert K. Henrichsen, Trustee(2)                  144,000     *          144,000           --     --
Ryan Hong                                                          6,000     *            6,000           --     --

                                       19

                                                                 Beneficially                         Beneficially
                                                                     Owned             Number             Owned
                                                                Before Offering          To          After Offering
                                                            ------------------------     Be      ------------------------
                 Selling Security Holder                       Number       %(1)        Sold        Number       %(1)
                 -----------------------                       ------       ----        ----        ------       ----
Peter Hogan                                                        6,000     *            6,000           --     --
Iroquois Master Fund Ltd.(11)                                    150,000     *          150,000           --     --
Michael R. Jacks (9)                                             165,120     *          165,120           --     --
JES Holdings, LLC(12)                                            410,572     1.8          7,715      402,857      1.7
Jim M. Katsanevas                                                150,715     *           79,286       71,429      *
Manuel Katsanevas                                                 30,286     *           18,858       11,428      *
Jeffrey P. Kuisti                                                 61,143     *           15,429       45,714      *
Howard S. Landa(3)(13)                                           734,500     3.2         17,000      717,500      3.0
Ivan Lieberburg and Janice Kirsch                                120,000     *          120,000           --     --
LKY Real Estate, LLC(14)                                          76,429     *           76,429           --     --
Thomas J. Manz(15)                                             1,192,143     5.1        396,429      795,714      3.3
Stephen Mazouat                                                   60,000     *           60,000           --     --
Kenneth J. McClelland                                            151,715     *           83,144       68,571      *
Nite Capital, L.P.(16)                                            60,000     *           60,000           --     --
Skip and Jan Outman                                               60,000     *           60,000           --     --
William G. Palmer                                                 18,000     *           18,000           --     --
Pamplona, Inc.(3)(17)                                            435,572     1.9         37,715      397,857      1.6
Stephen C. Pease(5)                                              120,000     *          120,000           --     --
Prism IX Investment Partnership(18)                              172,500     *          172,500           --     --
William J. Ritger                                                240,000     1.0        240,000           --     --
RGH, Inc. Profit Sharing Plan,
  Richard G. Hoch, Trustee                                        76,429     *           35,715       40,714      *
RP Capital, LLC(19)                                               60,000     *           60,000           --     --
Randall H. Scagliotti 2006 Trust,
  Randall H. Scagliotti, Trustee                                  90,000     *           90,000           --     --
David W. Shaver                                                   76,429     *           19,286       57,143      *
Steve Strasser                                                   110,000     *           60,000       50,000     --
Jamin Swantner(6)                                                150,000     *          100,000       50,000      *
Tanye Capital Corp. (20)                                       3,729,286    16.2         57,858    3,671,428     15.1
TATS, a Limited Liability Company(17)                            155,143     *           34,429      120,714      *
Domenick Treschitta                                               30,000     *           30,000           --     --
Richard J. and Erin T. Trott                                      60,000     *           60,000           --     --
Whalehaven Capital Fund Limited(21)                              600,000     2.6        600,000           --     --
Randall R. Wilson                                                 60,000     *           60,000           --     --
Gregory T. Young                                                 305,143     1.3         99,429      205,714      *
Doris and Steven D. Zimmer                                        45,858     *           11,572       34,286      *
                                                                                     ----------
TOTAL                                                                                 4,621,350
                                                                                     ==========

-----------------------
*Less than 1%.

(1) Calculations of total percentages of ownership for each person or group assume the exercise of warrants owned by that person or group to which the percentage relates pursuant to Rule 13d-3(d)(1)(i).
(2) Each may be deemed the beneficial owner of 305,715 shares held by Auburn Orthopaedic Medical Group Profit Sharing Plan, 371,430 shares held by Robert K. Henrichsen, M.D., and 144,000 shares held by Big Sky Trust.
(3) Howard S. Landa is an officer of Auction Specialists, Inc., and Pamplona, Inc., so each may be deemed to be the beneficial owner of 511,429 shares held by Auction Specialists, Inc., 734,500 shares held directly and beneficially by Howard S. Landa, and 435,572 shares held by Pamplona, Inc. See "Certain Relationships and Related Transactions" for transactions between this selling security holder and us.
(4)  Greg T. Sharp is the president of Auction Specialists, Inc.
(5) Barbieri Commercial Brokerage is managed by Stephen C. Pease, so each may deemed to be the beneficial holder of 120,000 shares held by Mr. Pease and 120,000 shares held by Barbieri Commercial Brokerage.
(6) Jamin Swantner is the manager of Bayshore Exploration LLC, so each may be deemed the beneficial owner of 150,000 shares held by Jamin Swantner, and 907,000 shares held by Bayshore Exploration LLC. See "Certain Relationships and Related Transactions" for transactions between this selling security holder and us.
(7) Bill Corbett is an employee of Empire Financial Group, Inc. Empire Financial Group acted as placement agent in connection with our April 2006 sale of common stock and warrants for cash.

(8) Mitchell P. Kopin, President of Downsview Capital, Inc., the general partner of Cranshire Capital, L.P., has sole voting, dispositive, and investment control over the securities held by this selling security holder.
(9) Michael R. Jacks is an employee of Empire Financial Group, Inc. Empire Financial Group acted as placement agent in connection with our April 2006 sale of common stock and warrants for cash.
(10) Includes 3,890,000 shares held directly by Mr. Freiheit, our officer and director, and 311,429 shares by First Trust Corporation, Trustee for Mr. Freiheit, our president, a director and a principal stockholder. Amount does not include 1,082,108 shares owned by members of Mr. Freiheit's family over which Mr. Freiheit disclaims any voting power or beneficial interest. See "Certain Relationships and Related Transactions" for transactions between this selling security holder and us.
(11) Joshua Silverman has sole voting, dispositive, and investment control over all the securities held by this selling security holder.
(12) Managed by Christopher S. Landa.
(13) Includes 90,000 shares held by the spouse of Mr. Landa, Terry E. Landa., and 150,000 shares held by DWC Holdings, LLC.
(14) Managed by Larry K. Yount.
(15) Mr. Manz became our director in July 2006.
(16) Keith Goodman, manager of Nite Capital, LLC, the general partner of Nite Capital, L.P., has sole voting, dispositive, and investment control over the securities owned by this selling security holder.
(17) Includes 70,000 shares held directly by Terrell W. Smith, manager of TATS, A Limited Liability Company. Mr. Smith is also an officer of Pamplona, Inc., so each of TATS, a Limited Liability Company, and Pamplona, Inc., can be deemed to beneficially own 435,572 shares held by Pamplona, Inc., 155,143 shares held by TATS, a Limited Liability Company, and the 70,000 shares held directly by Mr. Smith.
(18) Charles Freeland is the managing general partner of this selling security holder.
(19) Managed by Erick E. Richardson.
(20) Includes 3,500,000 shares held by KJM Capital Corp, owned and controlled by Keith J. McKenzie, one of our executive officers, who is also an officer of Tanye Capital Corp. See "Certain Relationships and Related Transactions" for transactions between this selling security holder and us.
(21) Arthur Jones, Trevor Williams, and Derek Wood have voting, dispositive, and investment control over this selling security holder.


                              PLAN OF DISTRIBUTION

         Each selling security holder of the common stock and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the principal trading market or any other stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o  privately-negotiated transactions;

         o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

         o agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

         o writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         o  combination of any such methods of sale; or

         o  any other method permitted pursuant to applicable law.

         The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but in the case of an agency transaction not in excess of a customary brokerage commission, and in the case of a principal transaction a markup or markdown not in excessive amounts.

         In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions, and markups that, in the aggregate, would exceed 8%.

         We are required to pay all fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

         Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

         We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, or
(ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.


                                LEGALITY OF STOCK

         The legality under Nevada law of the common stock to be sold by the selling security holders has been passed upon for us by Kruse Landa Maycock & Ricks, LLC, Salt Lake City, Utah.


                                   MANAGEMENT

         All of the directors will serve until the next annual meeting of stockholders or until their earlier death, retirement, resignation, or removal. Executive officers serve at the discretion of the board of directors and are appointed to serve until the first board meeting following the annual meeting of stockholders.

         The following table sets forth the name, age, and position of each of our current directors and executive officers:

         Name                 Age                     Title
--------------------------   ---- ----------------------------------------------
Robert Freiheit .........     52  Chairman of the Board of Directors, President,
                                  Chief Executive Officer, Secretary, Treasurer
Keith J. McKenzie........     42  Chief Operating Officer
Thomas J. Manz...........     57  Director.

Executive Officer and Directors

         Robert Freiheit became our chief executive officer, secretary, treasurer, and sole director when he became a principal stockholder in August 2004. He is currently president and director of Ameralink, Inc., a small publicly-held company, since June 2004. He has also been a board member for Welund Fund, Inc., of Rancho Cordova, California, from February 2003. Mr. Freiheit has been president and managing member of Liberty Associates Holdings, LLC, of Sacramento, California, a privately held real estate development firm, from June 1986 to the present. Mr. Freiheit has also been the managing member of Auto Village LLC, an independent auto dealership, of Rancho Cordova, California, from March 2001 to the present. He served as a board member for Chapeau, Inc., a company in the energy services sector, from February 2000 to June 2002. Since July 2004, has also served as chairman of the board and co-chief executive officer of Accredited Adjusters, Inc., of Rancho Cordova, California, which provides vehicle management services to banks and credit unions in the western states. Mr. Freiheit is a graduate of Ohio State University with degrees in finance and chemistry.

         Keith J. McKenzie has served as our chief operating officer since April 2005. For over 10 years, he has served as the president of KJM Capital Corp. and Tanye Capital Corp., both of which are based in Vancouver, Canada, and provide consulting services in corporate development, finance, project management, marketing, and investor relations. He was a business development consultant to Petrogen Corp., of Houston, Texas, from May 2004 to December 2004; to Ocean Resources, Inc., of Dallas, Texas, from June 2002 to September 2003; and to Viseon Corp., of Dallas, Texas, from March 2002 to August 2002. He was also a consultant to International Oil & Gas, Inc., of Dallas, Texas, from March 1999 to February 2002, and to Hispanic Television Networks, Inc., of Fort Worth, Texas, from December 2000 to March 2001. Mr. McKenzie graduated with an electrical certification from the Northern Alberta Institute of Technology, Edmonton, Alberta in 1984.

         Thomas J. Manz became one of our directors in July 2006. He was chairman of the board of Pacific Coast Bankers Bank, of San Francisco, California, from April 2001 until April 2005. He was also the co-chairman and chair of the audit committee of the board of Western Sierra National Bank, Cameron Park, California, from 1997 to 2005. Mr. Manz was chair of the board of Chapeau, Inc., a company in the energy services sector, from February 2001 to October 2004. Mr. Manz has also been a managing member of KMS Development, LLC, from 1997 to the present, and a director of Commercial Building Specialists, Inc., from 2000 to the present. Mr. Manz graduated in 1971 with a B.S. from Iowa State University.

Executive Compensation

         Summary Compensation

         The following table sets forth, for the last three fiscal years (or such lesser period that the we have been in existence), the annual and long-term compensation earned by, awarded to, or paid to any person who was our chief executive officer during the preceding fiscal year and each of our other highest compensated executive officers earning more than $100,000 during the last fiscal year, or the Named Executive Officers:

                                                                               Long-term Compensation
                                                                         ----------------------------------
                                               Annual Compensation                Awards          Payouts
                                        -------------------------------- ----------------------- ----------
           (a)                 (b)          (c)         (d)      (e)         (f)         (g)        (h)        (i)
                                                                                      Securities
                                                                Other                   Under
                                                                Annual    Restricted    -lying               All Other
                              Year                              Compen-     Stock     Options/      LTIP     Compen-
     Name and Principal       Ended        Salary      Bonus    sation     Award(s)      SARs     Payouts    sation
          Position            Dec. 31       ($)         ($)       ($)        ($)       (no.)(1)      ($)        ($)
--------------------------- ----------- ------------- -------- ---------- ----------- ---------- ---------- -----------
Robert Freiheit, Chairman      2005      $130,000 (1)    --          --       --         --           --        --
  Chief Executive Officer      2004            --        --          --       --         --           --        --

Keith J. McKenzie              2005      $179,600 (2)    --          --       --         --           --        --
  Chief Operating Officer      2004            --        --          --       --         --           --        --

---------------
(1) On January 6, 2006, we issued 350,000 shares of restricted common stock to Robert Freiheit, our officer and director, for $122,500 in services rendered during 2005. This also includes $7,500 in cash consulting fees paid to an affiliate of Mr. Freiheit.
(2) In April 2005, we hired Keith J. McKenzie as our chief operating officer. In connection with his hiring, we issued 500,000 shares of our restricted common stock to Mr. McKenzie. We issued the shares in consideration of Mr. McKenzie's services on our behalf, including locating and completing a pre-acquisition review of the Cooke Ranch oil and gas exploration project. This also includes $4,600 in consulting fees paid to Mr. McKenzie and his affiliates.

         Option/SAR Grants in Last Fiscal Year

         We have not granted any options, stock appreciation rights, or SARs, during the last completed fiscal year to our Named Executive Officers. The foregoing excludes non-compensatory warrants purchased by the Named Executive Officer on the same terms as offered to unaffiliated parties.

         Aggregate Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Values

         No Named Executive Officer exercised any options or SARs during the last completed fiscal year or owned any unexercised options or SARs at the end of the fiscal year: The foregoing excludes non-compensatory warrants purchased by the Named Executive Officer on the same terms as offered to unaffiliated parties.

Directors' Compensation

         On July 19, 2006, we granted to our newly-appointed director, Thomas J. Manz, the option to purchase 375,000 shares of common stock at $3.00 per share at any time on or before July 19, 2011.

Employment Agreements, Termination of Employment, and Change in Control

         We have no written employment agreement with any executive officer and do not currently pay, or propose to pay, any compensation to any of them. However, from time-to-time in the future, our board of directors may provide compensation in the form of cash, stock, or stock purchase options to one or more of such persons. Such transactions will not be the result of arm's length negotiations.

Equity Compensation Plans

         We had no equity compensation plans as of December 31, 2005, or July 28, 2006.

Indemnification of Officers and Directors

         Our articles of incorporation and bylaws provide for the indemnification of our officers, directors, and others to the maximum extent permitted by Nevada law. Accordingly, our officers and directors would be entitled to indemnification under a variety of circumstances, which may include liabilities under the Securities Act.

         Insofar as indemnification under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable.

Limitation on Liability

         Our articles of incorporation limit the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted at law. At present, we are aware of no material pending litigation or proceeding involving any director, officer, employee, or agent in which indemnification will be required or permitted. We are not aware of any threatened litigation or preceding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers, or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.


                             Principal Stockholders

         The following table sets forth, as of the date of this prospectus, the outstanding common stock owned of record or beneficially by each person who owned of record, or was known by us, to own beneficially, more than 5% of the shares of common stock issued and outstanding, and the name and share holdings of each director and all of the executive officers and directors as a group:

                                                                  Before Offering           After Offering(1)
          Person or Group           Nature of Ownership(2)     Amount      Percent(3)      Amount     Percent(3)
          ---------------           ----------------------     ------      ----------      ------     ----------
Principal Stockholders:
    Keith J. McKenzie(4)..........  Common stock               3,729,286        16.2%     3,671,428         15.1%

    Robert Freiheit(5)............  Common stock               4,223,229        18.4      4,145,572         17.1

    Howard S. Landa(6)............  Common stock               1,891,501         8.2      1,757,500          7.2
                                    Warrants                      30,000         *               --         --
                                                              ----------
                                                               1,921,501         8.4

    Thomas J. Manz................  Common stock                 717,143         3.1        420,714          1.7
                                    Warrants                     100,000         *               --         --
                                    Options                      375,000         1.6        375,000          1.5
                                                               ---------                    -------
                                                               1,192,143         5.1        795,714          3.2

Directors:
    Robert Freiheit...............                                  --see above--
    Thomas J. Manz................                                  --see above--

 All Executive Officers and
    Directors as a Group (three
    persons):.....................  Common stock                8,669,658       37.7%     8,237,714         34.0%
                                    Warrants                      100,000        *               --         --
                                    Options                       375,000        1.6        375,000          1.5
                                                               ----------                 ---------
                                    Total                       9,144,658       39.0%     8,612,714         35.0%
                                                                                          =========

--------------------------
 *   Less than 1%.

(1)  See "Selling Security Holders."
(2) Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment, and dispositive power.
(3) Calculations of total percentages of ownership for each person or group assume the exercise of warrants owned by that person or group to which the percentage relates pursuant to Rule 13d-3(d)(1)(i).
(4) Amount includes 3,500,000 shares held by KJM Capital Corp. and 229,286 shares held by Tanye Capital Corp.
(5) Amount includes 21,800 shares held by Fiserv ISS Co. and 311,429 shares held by First Trust Corp. f/b/o Mr. Freiheit. Amount does not include 1,082,108 shares owned by members of Mr. Freiheit's family over which Mr. Freiheit disclaims any voting power or beneficial interest.
(6) Amount includes 435,572 shares held by Pamplona, Inc., of which Mr. Landa is an officer, and 90,000 shares held by the spouse of Mr. Landa, Terry E. Landa, 150,000 shares held by DWC Holdings, LLC, of which Terry E. Landa is the manager, and 386,429 shares held by Auction Specialists, Inc., of which Mr. Landa is an officer.

                 Certain Relationships and Related Transactions

         The transactions described below between us and any person who was at the time an executive officer, director, or principal stockholder were not the result of arm's length negotiations.

Our Organization and Change in Control

         We were incorporated in Nevada on June 30, 2004. We issued 51,000,000 shares to our founder and initial director and president, Jason Ashdown, for organizational services. In June 2004, we sold 5,000,000 shares of restricted common stock at $0.01 per share for $50,000 to Crimson City Holdings, Inc., an unaffiliated entity.

         In August 2004, Jason Ashdown contributed back to the corporation 41,000,000 of the 51,000,000 shares issued to him at organization, retaining 10,000,000 shares. Immediately thereafter, Jason Ashdown and Crimson City Holdings, Inc. sold 10,000,000 and 4,650,000 shares, respectively, to a group of investors for an aggregate of $120,000, or approximately $0.008 per share, including Robert Freiheit, who purchased 7,500,000 shares, and Howard S. Landa, who purchased 2,500,000 shares. Jason Ashdown, who was our sole director and president, then resigned as an officer and director, and Robert Freiheit was appointed as sole director and president.

         In September 30, 2005, Robert Freiheit and Howard S. Landa transferred 3,000,000 and 2,000,000 shares, respectively, or a total of 5,000,000 shares, to Keith J. McKenzie (3,500,000 shares) and others (1,500,000 shares) in consideration of their making available to us the opportunity to participate in their place in the oil and gas exploration opportunity with Bayshore in the Cooke Ranch area.

Sale of Stock for Cash and Services

         Between April and September 2005, we issued 442,516 shares of our restricted common stock to unaffiliated third parties at $0.35 per share for gross proceeds of $154,881.

         Between November 2005 and December 2005, we issued 450,000 shares of restricted common stock for services consisting of 250,000 shares to three firms and one individual for investor relations services and 200,000 shares to two individuals for geological and technical advice to us. On the dates of these transactions, the market price of our common stock was approximately $1.00 per share.

         In April 2005, we hired Keith J. McKenzie as our chief operating officer. In connection with his hiring, we issued 500,000 shares of our restricted common stock to Mr. McKenzie. We issued the shares in consideration of Mr. McKenzie's services on our behalf, including locating and completing a pre-acquisition review of the Cooke Ranch oil and gas exploration project. See "Management: Executive Compensation--Summary Compensation."

Issuance of Stock for Working Interests

         On June 6, 2005, we issued 507,000 shares of common stock to Bayshore at an agreed value of $380,250 and agreed to pay up to $64,415 for completion costs to acquire a 3.25% working interest (2.4375% net revenue interest) from Bayshore in a 40-acre drilling site and a deep test, the Cooke No. 3 well, to approximately 21,000 feet to test the Smackover formation on the Cooke Ranch. There was no established trading market for our common stock at the time of this transaction.

         In March 2006, we entered into a joint agreement with Bayshore to acquire oil and gas exploration rights on approximately 3,200 additional acres near the Cooke Ranch. We paid Bayshore $305,000 and issued 100,000 shares of our common stock for 50% of the lease and lease option acquisition costs. On the date of this transaction, the market price for our common stock was approximately $2.10 per share. If less than all targeted 3,200 acres are acquired, the pro rata portion of our money not required for the lease acquisition program will be returned to us. We will own a 50% working interest in the exploration rights acquired, with the right to increase our interest to 75% by reimbursing Bayshore for an additional 25% of the lease and lease option acquisition costs. On June 13, 2005, we exercised our right to increase our working interest to 75% in the exploration rights to be acquired.

         In June 2006, we issued 300,000 shares of common stock to Bayshore in connection with a joint Exploration Agreement dated March 1, 2006, including and in conjunction with the agreement executed in December 2005 under which we acquired an additional 20% working interest in the Cartwright No. 1 well and the agreement also executed in December 2005 under which we purchased a 20% leasehold and working interest Cooke Ranch prospect. The joint Exploration Agreement provides for us and Bayshore to join together for the purpose of developing the existing Cooke Ranch prospect acreage and acquiring additional prospective oil and gas properties on which to explore for, develop, and produce oil and gas. On the date of this transaction, the market price for our common stock was approximately $2.35 per share.

Issuance of Stock for Commission Waiver

         When we agreed on July 28, 2005, to acquire on 8.5% working interest in the Cooke No. 3 well by paying $994,500 plus up to $168,470 in completion costs, Bayshore was obligated to pay Keith J. McKenzie a fee of $75,000. Bayshore accepted a $75,000 reduction in the amount payable by us to acquire such working interest, and we treated Mr. McKenzie's fee waiver as a loan that was evidenced by a $75,000 secured promissory note included in the $919,000 in aggregate principal amount of secured notes issued in February 2006, as discussed below. Upon issuance of the promissory note to Mr. McKenzie, we also issued him 15,000 shares of common stock.

Indebtedness Due on Demand

         During 2005, we borrowed $839,250 under unsecured demand notes principally bearing interest at 9% per annum, including $409,000 borrowed from affiliates of Robert Freiheit, our director, officer and principal stockholder, $75,000 from Keith J. McKenzie, our officer and principal stockholder, and $25,000 from Howard Landa, a principal stockholder. The proceeds from the notes were principally used to finance the purchase of oil and gas working interests from Bayshore. In early 2006, these demand notes were resolved as follows:

         o notes with an aggregate balance of $464,000, including $109,000 payable to an affiliate of Robert Freiheit, our president, director and principal stockholder, $75,000 payable to Keith J. McKenzie, our officer and principal stockholder, and $25,000 to Howard Landa, a principal stockholder, were converted on February 1, 2006, into 9% per annum secured convertible notes due February 2, 2008, as discussed below;

         o $300,000 of the amount due to Robert Freiheit, our president, director and principal stockholder, was converted on February 1, 2006, into a 9% per annum term note due June 1, 2006, together with 40,000 shares of restricted common stock. This loan was repaid in June 2006; and

         o one note to an affiliate of Keith J. McKenzie with a balance of $75,250 was paid in full on March 2, 2006.

In April 2006, we borrowed $25,000 as a short-term advance from Robert Freiheit, our president, director and principal stockholder, under a short-term note bearing interest at 9% per annum and payable on demand. This note was paid in full in July 2006.

Issuance of Convertible Debt and Shares

         In addition to the $464,000 in unsecured demand obligations referred to above, in the first quarter of 2006, we incurred an additional $455,000 in liabilities. All of the foregoing short-term liabilities aggregating $919,000 were converted on February 1, 2006, into liabilities secured by our assets and evidenced by secured convertible notes payable in two years with interest payable at the rate of 9% per annum commencing February 1, 2006. These secured convertible notes were convertible at the election of the holders at $0.35 per share, with an automatic conversion if we were able to raise at least $2,000,000 by September 30, 2006, and provide the holders the right to include their shares in any Securities Act registration statement we file.

         As a result of the receipt of net proceeds from the sale of 2,452,100 shares of common stock and 1,226,050 common stock purchase warrants in April 2006, the $919,000 in outstanding indebtedness was converted into an aggregate of 2,625,723 shares of common stock on that date, of which 761,097 shares may be sold pursuant to this prospectus. See "Selling Security Holders." Such security holders have waived their rights to have more than 761,097 shares sold pursuant to this prospectus. Such holders have the right to have the remaining 1,864,626 shares included in any subsequent registration statement we may file. In connection with the issuance of the foregoing indebtedness, we also issued 183,800 shares of restricted common stock to the lenders in proportion to the amount loaned by each as loan fees.

         Of the foregoing $919,000 in secured convertible notes, we issued to an affiliate of Robert Freiheit, our president, a director, and a principal stockholder, a secured note for his previous advances of $109,000 and 21,800 shares of common stock in consideration of making the loan. His $109,000 outstanding loan was converted into 311,429 shares, of which 77,657 shares may be sold pursuant to this prospectus. See "Selling Security Holders." These transactions were not the result of arm's-length negotiations.

Sale of Common Stock and Warrants

         On April 27, 2006, we sold in private transactions an aggregate of 2,452,100 shares of common stock and 1,226,050 stock purchase warrants at $1.25 for one share of common stock and one-half stock purchase warrant, for an aggregate of $3,065,125, all of which are to be offered pursuant to this prospectus. We also issued 43,200 warrants to Empire Financial Group, Inc., which acted as placement agent for a portion of the offerings and its assignees. The warrants to purchase an aggregate of 1,269,250 shares at $3.00 per share contain antidilution or price protection provisions that obligate us to reduce the exercise price of the warrants and increase the number of shares issuable under the warrants if we issue equity securities with a sales price less than the then-applicable exercise price under the warrants. See "Description of
Securities: Warrants." Additional shares that may be issued under these provisions may also be sold pursuant to this prospectus.

Conversion of $919,000 Debt to Common Stock

         As a result of the receipt of net proceeds from the sale of 2,452,100 shares of common stock and 1,226,050 stock purchase warrants in April 2006, $919,000 in outstanding long-term secured notes were converted, in accordance with their terms, into an aggregate of 2,625,723 shares of common stock, 761,097 shares of which are to be offered pursuant to this prospectus.

Consulting Arrangement

         On November 1, 2005, we entered into a consulting agreement with Gordon Friesen and his affiliated company, 658800 B.C. Ltd., under which they would serve as consultant to us in the field of corporate communications. Pursuant to the consulting agreement we were to issue 50,000 shares of common stock to 658800 B.C. Ltd. upon execution of the agreement and 25,000 shares of common stock paid quarterly in advance. Under the agreement, we issued 75,000 shares of common stock to 658800 B.C. Ltd. in November 2005, and 25,000 shares of common stock in March 2006. This consulting agreement was terminated by mutual consent of all parties effective June 1, 2006.

Office Rental

         During 2005, we paid Mr. Freiheit $13,200 for office space rental.


                            DESCRIPTION OF SECURITIES

         Effective upon filing of our amended and restated articles of incorporation, we will be authorized to issue 100,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

Preferred Stock

         Under our articles of incorporation, our board of directors is authorized, without stockholder action, to issue preferred stock in one or more series and to fix the number of shares and rights, preferences, and limitations of each series. Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company, and voting rights, if any.

Common Stock

         The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Holders of common stock do not have cumulative voting rights, and therefore, a majority of the outstanding shares voting at a meeting of stockholders is able to elect the entire board of directors, and if they do so, minority stockholders would not be able to elect any members to the board of directors. Our bylaws provide that a majority of our issued and outstanding shares constitutes a quorum for stockholders' meetings, except with respect to matters for which a greater percentage quorum is required by statute.

         Our stockholders have no preemptive rights to acquire additional shares of common stock or other securities. Our common stock is not subject to redemption and has no subscription or conversion rights. In the event of our liquidation, dissolution, or winding up, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and the payment of any liquidation preferences.

         Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends on the common stock in the foreseeable future.

Warrants

         In April 2006, in connection with the sale of 2,452,100 shares of common stock, we issued warrants to purchase an aggregate of 1,269,250 shares of common stock. Each warrant entitles the holder to purchase one share of common stock at a price of $3.00 per share at any time on or after April 27, 2006.

         The warrants may be exercised by surrender at our principal office, with the form of subscription on the warrant duly executed, accompanied by payments for the shares to be issued upon exercise of the warrants. The warrants do not confer upon their holders any of the rights or privileges of stockholders prior to their exercise.

         We may elect to effect a cashless exercise of all or any portion of any warrant if, at any time after June 30, 2007, and after the date that this registration statement is first declared effective by the Securities and Exchange Commission, the daily volume weighted average price of our common stock on a trading market, the OTC Bulletin Board, or the Pink Sheets exceeds $6.00 per share and the holder of the warrant is not in possession of any information that constitutes, or might constitute, material nonpublic information.

         In the case of our reorganization, consolidation, or merger with or into another corporation, or in the case of the sale of substantially all of our assets, the terms of the warrants provide that the holder shall be entitled to receive, upon payment of the exercise price, such stock or securities or property as such holder would have been entitled to receive the holder had exercised and purchased the shares called for by the warrant immediately prior to such reorganization, consolidation, merger, or sale. If the number of outstanding shares of our common stock is increased by stock dividend or by a subdivision of the shares of our common stock, then, from and after such dividend or subdivision, the number of shares issuable upon the exercise of each warrant shall be increased in proportion to such increase in outstanding shares, and the exercise price shall be decreased accordingly. If the number of outstanding shares of our common stock is decreased by a combination of shares of our common stock, then, from and after such combination, the number of shares issuable upon exercise of the warrant shall be decreased in proportion to such decrease in outstanding shares, and the exercise price shall be increased accordingly.

         If we, at any time while any warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice our securities, or otherwise dispose of or issue any common stock or common stock equivalents, at an effective price per share less than the then-exercise price of the warrants, then the exercise price of the warrants shall be reduced to equal such lower effective price per share and the number of shares issuable under the warrants shall be increased such that the aggregate exercise price payable under the warrants shall be equal to the aggregate exercise price prior to such adjustment.

         Upon any adjustment, we will send written notice to all persons that are registered holders of the warrants to the date of such adjustment.

Article and Bylaw Provisions

         The following provisions of our articles of incorporation, bylaws, and Nevada law may be used by our incumbent management to make it substantially more difficult for a third party to acquire control of our company:

         o We may issue preferred stock with rights senior to those of our common stock on the authority of our board of directors and without the consent of stockholders.

         o Our board of directors may fill vacancies occurring on the board of directors and may increase the size of the board and fill resulting vacancies until the next annual meeting of stockholders.

         o Our bylaws permit stockholders to nominate a person for election as a director only if written notice of such intent is provided to use at least 30 days prior to the meeting that contains the same kind of information respecting the nominee as would be required under the proxy rules of the Securities and Exchange Commission, including the written consent of the nominee to serve as a director if elected and the name and address of the stockholder making the nomination as well as the number of shares of stock owned by the nominating stockholder. Our bylaws permit stockholders to bring matters before a stockholder meeting only if the written notice of such intent is provided to the company at least 30 days prior to the meeting setting forth a brief description of each matter proposed, the name and address of the stockholder proposing the matter, the number of shares owned by such stockholder, and any material interest of such stockholder in the matter to be proposed.

         Nevada law provides that a merger or consolidation, sale or similar transaction involving all or substantially all of our assets, the issuance of securities having an aggregate value equal to 5% or more of the aggregate market of all of our outstanding shares, or the reclassification, recapitalization, or a similar transaction involving an "interested" stockholder (as defined in the statute) within three years after the stockholder became interested, cannot be completed unless such transaction is approved by our board of directors. After the expiration of three years after a person becomes an interested stockholder, a transaction cannot be completed with the interested stockholder unless it is approved by the board of directors or a majority of the outstanding voting power not beneficially owned by the interested stockholder, unless certain "fair price" provisions are met. Such fair price provisions generally require that the amount of cash and the market value of the consideration of the cash to be received per share by all of the holders of our outstanding common stock not beneficially owned by the interested stockholder, be at least equal to the higher of the price per share paid by the interested stockholder or the market value on the date of announcement of the proposed combination. For purposes of these provisions, an "interested" stockholder is one that beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding stock of a corporation.

         The foregoing provisions may tend to deter any potential unfriendly offers or other efforts to obtain control of our company that are not approved by the board of directors and thereby deprive the stockholders of opportunities to sell shares of common stock at prices higher than the prevailing market price. These provisions may also limit our stockholders' ability to approve transactions that they may deem to be in their best interests and discourage transactions in which our stockholders might otherwise be able to dispose of their shares over the then-current market price.

Securities and Exchange Commission's Position on Indemnification for Securities Act Liabilities

         Our articles of incorporation provide that we shall, to the fullest extent permitted by the Nevada Revised Statutes, as amended from time to time, indemnify each officer and director and that we may, at the discretion of the board of directors, indemnify any other person. Section 78.7502 of the Nevada Revised Statutes authorizes a corporation to indemnify any person that was or is a party, or is threatened to be made a party, to any threatened, pending, or completed, civil, criminal, administrative, or other proceeding by reason of the fact that the person was a director, officer, employee, or agent of the corporation against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the matter provided that such person exercised his or her powers in good faith and with a view to the interest of the corporation or acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If our director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, we are obligated to indemnify him or her against all related expenses.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being offered for resale under this prospectus, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Our financial statements as of December 31, 2005 and 2004, for the period from June 30, 2004 (date of inception) through December 31, 2004, for the year ended December 31, 2005, and for the cumulative period from June 30, 2004 (date of inception) through December 31, 2005, are included in this prospectus in reliance on the report of Hansen Barnett & Maxwell, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

         No expert preparing or certifying all or any part of the prospectus or a report for use in connection with this prospectus or counsel named in this prospectus as having given an opinion on the validity of the securities being registered upon any other legal matter concerning the registration or offering of the securities was hired on a contingent basis, will receive a direct or indirect interest in our company, or was a promoter, underwriter, voting trustee, director, officer, or employee of our company.


                    Where You Can Find Additional Information

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits and schedules. For further information about us and our common stock, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other document to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

         Copies of these materials may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

         Upon the effectiveness of the registration statement, of which this prospectus is a part, we will be subject to the reporting requirements of the Exchange Act, and we will file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. Copies of these materials, when filed, may be obtained at prescribed rates from the public reference room of the Securities and Exchange Commission at 100 F Street, NE, Washington, DC 20549. Our Securities and Exchange Commission filings will also be available to you free of charge at the Securities Exchange Commission's web site at http://www.sec.gov.

=======================================  =======================================
           TABLE OF CONTENTS
=======================================
Prospectus Summary Information........2
Risk Factors..........................3
Forward-Looking Statements............6
Net Proceeds..........................7
Determination of Offering Price.......7
Limited Market for Common Stock.......8
Management's Discussion and Analysis
  or Plan of Operation................9
Business and Property................11             PAXTON ENERGY, INC.
Selling Security Holders.............18
Plan of Distribution.................21
Legality of Stock....................23
Management...........................23
Principal Stockholders...............26                4,621,350
Certain Relationships and Related                        Shares
  Transactions.......................27               Common Stock
Description of Securities............30             $0.001 Par Value
Interests of Named Experts and
  Counsel............................33
Where You Can Find
  Additional Information.............33
Index to Financial Statements.......F-1

You should rely on the information
contained in this prospectus. No         =======================================
dealer, salesperson, or other person is                PROSPECTUS
authorized to give information that is   =======================================
not contained in this prospectus. This
prospectus is not an offer to sell nor
is it seeking an offer to buy these
securities in any jurisdiction where
the offer or sale is not permitted. The
information contained in this
prospectus is correct only as of the
date of this prospectus, regardless of
the time of the delivery of this
prospectus or any sale of these
securities.

Until [__________], (40 days after the
commencement of the offering), all
dealers that effect transactions in
these securities, whether or not
participating in this offering, may be           __________________, 2006
required to deliver a Prospectus. This
is in addition to the dealers'
obligation to deliver a Prospectus when
acting as underwriter and with respect
to its unsold allotments or
subscriptions.
=======================================  =======================================

                               PAXTON ENERGY, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page

     ANNUAL FINANCIAL STATEMENTS

         Report of Independent Registered Public Accounting Firm ............F-2

         Balance Sheets - December 31, 2005 and 2004.........................F-3

         Statements of Operations for the Year Ended December 31,
           2005, for the Period from June 30, 2004 (date of
           inception) through December 31, 2004, and for the
           Period from June 30, 2004 (date of inception) through
           December 31, 2005.................................................F-4

         Statements of Stockholders' Equity for the Period from
           June 30, 2004 (date of inception) through December 31,
           2004 and for the Year Ended December 31, 2005.....................F-5

         Statements of Cash Flows for the Year Ended December 31,
           2005, for the Period from June 30, 2004 (date of
           inception) through December 31, 2004, and for the
           Period from June 30, 2004 (date of inception) through
           December 31, 2005.................................................F-6

         Notes to Financial Statements.......................................F-7

         Supplemental Information on Oil and Gas Producing Activities
           (unaudited)......................................................F-16


     INTERIM FINANCIAL STATEMENTS (UNAUDITED)

         Unaudited Balance Sheet - June 30, 2006............................F-17

         Unaudited Statements of Operations for the Six Months
           Ended June 30, 2006 and 2005, and for the period from
           June 30, 2004 (date of inception) through June 30, 2006..........F-18

         Unaudited Statement of Stockholders' Equity for the Six
           Months Ended June 30, 2006.......................................F-19

         Unaudited Statements of Cash Flows for the Six Months
           Ended June 30, 2006 and 2005, and for the period from
           June 30, 2004 (date of inception) through June 30, 2006..........F-20

         Notes to Unaudited Condensed Financial Statements..................F-21

 HANSEN, BARNETT & MAXWELL
 A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
  5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
    Phone: (801) 532-2200
     Fax: (801) 532-7944
       www.hbmcpas.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and the Shareholders
Paxton Energy, Inc.

We have audited the accompanying balance sheets of Paxton Energy, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity, and cash flows for the period from June 30, 2004 (date of inception) through December 31, 2004, for the year ended December 31, 2005, and for the cumulative period from June 30, 2004 (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paxton Energy, Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the period from June 30, 2004 (date of inception) through December 31, 2004, for the year ended December 31, 2005, and for the cumulative period from June 30, 2004 (date of inception) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

                                                     HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
July 27, 2006

                                              PAXTON ENERGY, INC.
                                         (AN EXPLORATION STAGE COMPANY)
                                                 BALANCE SHEETS

                                                                                           December 31,           December 31,
                                                                                               2005                   2004
                                                                                       ------------------     -------------------
                                                     ASSETS

Current Assets
  Cash                                                                                 $          132,859     $                 -
  Joint interest receivable                                                                        23,228                       -
                                                                                       ------------------     -------------------
Total Current Assets                                                                              156,087                       -

Oil and Gas Properties, using full cost accounting, net of accumulated
  depletion and amortization of $12,369                                                         1,469,931                       -

Deferred Offering Costs                                                                            42,000                       -
                                                                                       ------------------     -------------------

Total Assets                                                                           $        1,668,018     $                 -
                                                                                       ==================     ===================

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable                                                                     $           32,154     $                 -
  Payable to Bayshore Exploration L.L.C.                                                          414,600                       -
  Accrued interest                                                                                 26,912                       -
  Accrued compensation                                                                            122,500                       -
  Notes payable to related parties                                                                509,000                       -
  Notes payable                                                                                   330,250                       -
                                                                                       ------------------     -------------------
Total Current Liabilities                                                                       1,435,416                       -
                                                                                       ------------------     -------------------

Stockholders' Equity
  Common stock, $0.001 par value; 500,000,000 shares authorized,
    16,899,516 and 15,000,000 shares issued and outstanding                                        16,900                  15,000
  Additional paid-in capital                                                                      896,543                  45,000
  Deficit accumulated during the exploration stage                                               (680,841)                (60,000)
                                                                                       ------------------     -------------------
Total Stockholders' Equity                                                                        232,602                       -
                                                                                       ------------------     -------------------

Total Liabilities and Stockholders' Equity                                             $        1,668,018     $                 -
                                                                                       ==================     ===================



                           The accompanying notes are an integral part of these financial statements.

                                                               F-3

                                                       PAXTON ENERGY, INC.
                                                 (AN EXPLORATION STAGE COMPANY)
                                                    STATEMENTS OF OPERATIONS



                                                                               For the period from      For the period from
                                                                                 June 30, 2004              June 30, 2004
                                                                               (date of inception)       (date of inception)
                                                     For the year ended              through                   through
                                                      December 31, 2005         December 31, 2004         December 31, 2005
                                                    ---------------------     ---------------------    ----------------------
Revenues
   Oil and gas revenues                             $               24,739    $                   -    $               24,739
                                                    ---------------------     ---------------------    ----------------------

Costs and Operating Expenses:
  Lease operating expenses                                            369                         -                       369
  Production taxes                                                  1,142                         -                     1,142
  Depreciation, depletion, and amortization                        12,369                         -                    12,369
  General and administrative expense                              272,288                    50,000                   322,288
  Stock-based compensation for services                           332,500                    10,000                   342,500
                                                    ---------------------     ---------------------    ----------------------
    Total costs and operating expenses                            618,668                    60,000                   678,668
                                                    ---------------------     ---------------------    ----------------------

Loss from operations                                             (593,929)                  (60,000)                 (653,929)

Other income (expense)
  Interest expense                                                (26,912)                        -                   (26,912)
                                                    ---------------------     ---------------------    ----------------------

Net Loss                                            $            (620,841)    $             (60,000)   $             (680,841)
                                                    =====================     =====================    ======================

Loss Per Common Share                               $               (0.04)    $               (0.00)
                                                    =====================     =====================

Weighted-Average Common
  Shares Outstanding                                           15,910,604                15,000,000
                                                    =====================     =====================


                           The accompanying notes are an integral part of these financial statements.

                                                               F-4

                                                       PAXTON ENERGY, INC.
                                                 (AN EXPLORATION STAGE COMPANY)
                                               STATEMENTS OF STOCKHOLDERS' EQUITY
                         FOR THE PERIOD FROM JUNE 30, 2004 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2004
                                            AND FOR THE YEAR ENDED DECEMBER 31, 2005


                                                                                                      Deficit
                                                                                                    Accumulated
                                                               Common Stock           Additional     During the        Total
                                                        -----------------------------   Paid-In     Exploration    Stockholders'
                                                         Shares           Amount        Capital        Stage          Equity
                                                        ------------  --------------- ------------ --------------  --------------
Balance - June 30, 2004 (Date of Inception)                       -      $       -              -      $       -   $          -

  Stock-based compensation for services of founder,
    June 2004, $0.001 per share                          10,000,000         10,000              -              -         10,000

  Issuance of shares for cash, June 2004,
    $0.01 per share                                       5,000,000          5,000         45,000              -         50,000

   Net loss                                                       -              -              -        (60,000)       (60,000)
                                                         ----------      ---------    -----------      ----------  ------------

Balance - December 31, 2004                              15,000,000         15,000         45,000        (60,000)             -

   Issuance of shares for cash, May to September 2005,
     $0.35 per share, less offering costs of $14,188        442,516            443        140,250              -        140,693

  Stock-based compensation for services during 2005,
    $0.35 per share                                         950,000            950        331,550              -        332,500

  Issuance of shares in connection with acquisition
    of oil and gas property, June 2005, $0.75 per share     507,000            507        379,743              -        380,250

   Net loss                                                       -              -              -       (620,841)      (620,841)
                                                         ----------      ---------    -----------      ----------  ------------

Balance - December 31, 2005                              16,899,516      $  16,900    $   896,543      $(680,841)  $    232,602
                                                         ==========      =========    ===========      ==========  ============


                           The accompanying notes are an integral part of these financial statements.

                                                               F-5

                                                       PAXTON ENERGY, INC.
                                                 (AN EXPLORATION STAGE COMPANY)
                                                    STATEMENTS OF CASH FLOWS


                                                                        For the period from      For the period from
                                                                         June 30, 2004              June 30, 2004
                                                                        (date of inception)      (date of inception)
                                                  For the year ended         through                   through
                                                December 31, 2005       December 31, 2004         December 31, 2005
                                                --------------------   ---------------------    --------------------
Cash Flows From Operating Activities
  Net loss                                      $          (620,841)   $            (60,000)    $          (680,841)
  Adjustments to reconcile net loss to net
    cash used in operating activities
    Depreciation, depletion, and amortization                12,369                       -                  12,369
    Stock-based compensation for services                   332,500                  10,000                 342,500
    Changes in assets and liabilities:
      Joint interest receivable                             (23,228)                      -                 (23,228)
      Accounts payable                                       32,154                       -                  32,154
      Accrued interest                                       26,912                       -                  26,912
      Accrued compensation                                  122,500                       -                 122,500
                                                --------------------   ---------------------    --------------------
  Net Cash Used In Operating Activities                    (117,634)                (50,000)               (167,634)
                                                --------------------   ---------------------    --------------------

Cash Flows From Investing Activities
  Acquisition of oil and gas properties                     (73,200)                      -                 (73,200)
                                                --------------------   ---------------------    --------------------
  Net Cash Used In Investing Activities                     (73,200)                      -                 (73,200)
                                                --------------------   ---------------------    --------------------

Cash Flows From Financing Activities
  Proceeds from the issuance of common stock                154,881                  50,000                 204,881
  Proceeds from the issuance of notes payable               225,000                       -                 225,000
  Payment of stock offering costs                           (56,188)                      -                 (56,188)
                                                --------------------   ---------------------    --------------------
  Net Cash Provided By Financing Activities                 323,693                  50,000                 373,693
                                                --------------------   ---------------------    --------------------
Net Increase In Cash                                        132,859                       -                 132,859
Cash At Beginning Of Period                                       -                       -                       -
                                                --------------------   ---------------------    --------------------
Cash At End Of Period                           $           132,859    $                  -    $            132,859
                                                ====================   =====================    ====================


  Supplemental Schedule of Noncash Investing and Financing Activities - Note 7


                   The accompanying notes are an integral part of these financial statements.

                                                       F-6

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations - Paxton Energy, Inc. (the "Company") was organized under the laws of the State of Nevada on June 30, 2004. During August 2004, shareholder control of the Company was transferred, and a new board of directors was elected and new officers appointed. During June 2005, the Company commenced acquiring interests in oil and gas properties located in Texas. The Company is engaged primarily as a joint interest owner with Bayshore Exploration L.L.C. in the acquisition, exploration, and development of oil and gas properties and the production and sale of oil and gas. During 2005, the first well was drilled on one of the joint-interest properties and the well was placed into production in November 2005. The Company is considered to be in the exploration stage due to the lack of significant revenues.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Oil and Gas Properties - The Company follows the full cost method of accounting for oil and gas properties. Under this method, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs and related asset retirement costs, are capitalized. Costs capitalized include acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties, and costs of drilling and equipping productive and nonproductive wells. Drilling costs include directly related overhead costs. Capitalized costs are categorized either as being subject to amortization or not subject to amortization.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. For 2005, the Company did not obtain a reserve report because of the limited oil and gas exploration and production. As an alternative, the Company has estimated amortization at 50% of revenue. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a "ceiling test," which basically limits such costs to the aggregate of the "estimated present value," based on the future net revenues from proved reserves, discounted at 10% per annum to present value of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Deferred offering costs - Costs related to making an offering to sell common stock are deferred until proceeds of the offering are received, at which time the offering costs are netting against the proceeds of the offering. In the event the offering is abandoned, the deferred offering costs are expensed.

Revenue recognition - All revenues are derived from the sale of produced crude oil and natural gas. Revenue and related production taxes and lease operating expenses are recorded in the month the product is delivered to the purchaser. Payment for the revenue, net of related taxes and lease operating expenses, is received from the operator of the well approximately 45 days after the month of delivery. The joint interest receivable is stated at the amount management expects to collect. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance based on its assessment of the collectibility of the receivable. At December 31, 2005, no allowance for doubtful accounts was deemed necessary.

Income Taxes - Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes. Deferred taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and tax carryforwards. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Loss per Common Share - Loss per common share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the year. At December 31, 2005, and for the period from June 30, 2004 (date of inception) through December 31, 2005, there have been no potentially dilutive common stock equivalents.

Concentrations of Risk - The Company's operations to date have exclusively been concentrated in the exploration and development of oil and gas properties in La Salle County, Texas. All oil and gas properties have been acquired through agreements with Bayshore Exploration L.L.C., which acquires and sells interests in the leaseholds, sells participation interests in the leaseholds and wells, and manages the exploration and development as operator of the properties. All revenue through December 31, 2005, and all of the joint interest receivable at December 31, 2005, have been from one customer, the operator of the only well in production.

The Company's cash is maintained in accounts of one financial institution. These accounts are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2005, the bank balance exceeded this limit by approximately $33,000.

Fair Values of Financial Instruments - The carrying amounts reported in the balance sheets for joint interest receivable, accounts payable, and accrued liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amounts reported for notes payable approximate fair value because the underlying instruments are at interest rates which approximate current market rates.

Recent Accounting Pronouncements - In December 2004, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 123 (Revised 2004), Share-Based Payment ("SFAS 123(R)"). SFAS 123(R) revises SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS 123(R)

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

requires companies to recognize the cost of employee services received in exchange for stock options and awards of equity instruments based on the grant-date fair value of such options and awards. The Company is required to adopt SFAS 123(R) on a prospective basis beginning on January 1, 2006. The adoption of SFAS 123(R) will not have an immediate effect on the Company as the Company did not have stock options or any other share-based payment arrangements outstanding at January 1, 2006. Once the Company issues stock options or other share-based payment arrangements, the accounting for those arrangements will be subject to the fair value-based accounting required by SFAS 123(R).

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets--an amendment of APB Opinion No. 29. This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The Company implemented this standard on January 1, 2006. The implementation of this standard is not expected to have a material impact on the Company.

In March 2005, the FASB issued FASB Interpretation ("FIN") 47, Accounting for Conditional Asset Retirement Obligations -- an interpretation of FASB Statement No. 143. FIN 47 clarifies that conditional asset retirement obligations meet the definition of liabilities and should be recognized when incurred if their fair values can be reasonably estimated. The Company adopted the provisions of FIN 47 effective December 31, 2005. The adoption of FIN 47 had no material impact on the Company's financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 applies to all voluntary changes in accounting principle or when an accounting pronouncement does not include specific transition provisions and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period's specific effects or the cumulative effect of the change. The Company implemented this standard on January 1, 2006. The implementation of this standard is not expected to have a material impact on the Company.

In April 2005, the FASB issued FSP 19-1, Accounting for Suspended Well Costs. FSP 19-1 provides guidance on the accounting for exploratory well costs. It states that for companies using the successful efforts method of accounting for capitalized costs, if an exploratory well is drilled but is not found to have proved reserves, even if it shows reserves, but the reserves cannot be considered proved, then the capitalized costs of drilling the well are expensed. This pronouncement does not impact the accounting for the Company because the Company does not use the successful efforts method of accounting for capitalized costs.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments -- an amendment of FASB Statements No. 133 and 140. SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. SFAS No. 155 will become effective for the Company's fiscal year after September 15, 2006. The impact of SFAS No. 155 will depend on the nature and extent of any new derivative instruments entered into after the effective date.

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 2 - OIL AND GAS PROPERTIES

During 2005, the Company commenced participation in oil and gas exploration and development activities in La Salle County, Texas. In June 2005, the Company issued 507,000 shares of common stock to Bayshore Exploration L.L.C. (Bayshore) in exchange for a 3.25% working interest in the Cooke Ranch prospect, including the Cooke No. 3 well to be drilled in the Cooke Ranch prospect. The Cooke Ranch prospect consists of approximately 8,880 acres. This acquisition was recorded at $380,250 ($117,000 per percentage point and $0.75 per share).

In July 2005, the Company sold 2.75% of its working interest (1.925% net revenue interest) in the Cooke No. 3 well for $380,250 and acquired an additional 8.5% working interest (6.375% net revenue interest) in the Cooke Ranch prospect, including the Cooke No. 3 well from Bayshore for $994,500 ($117,000 per percentage point). This acquisition was paid for by the $380,250 proceeds from the sale of the 2.75% interest being paid directly to Bayshore and by $614,250 received from demand notes payable principally to stockholders of the Company (including notes in the amount of $150,250 issued in lieu of cash payment of commissions on the transaction).

The Company did not recognize a gain on the sale of the working interest, but instead, adjusted the carrying value of the remaining interest in the oil and gas property by the proceeds from the sale. As a result of these transactions, the Company owned a 9.0% working interest (6.8875% net revenue interest) in the Cooke No. 3 well at December 31, 2005. The well was subsequently drilled and completed in November 2005. The well has had some production but the Company has not yet evaluated the well and will not until further exploration wells are drilled in the area to determine whether or not there are commercial quantities of oil and gas reserves sufficient to maintain the well's production.

In November 2005, the Company acquired from Bayshore an 11.75% working interest in the Cartwright No. 1 well, also in the Cooke Ranch prospect. In December 2005, the Company purchased from Bayshore an additional 20% working interest in the Cartwright No. 1 well, bringing the Company's total working interest in the Cartwright No. 1 well to 31.75%. The total purchase price of the 31.75% working interest in the Cartwright No. 1 well was $311,000 and was paid for in cash of $73,200 and the balance was payable to Bayshore 120 days from the date of the acquisition. At December 31, 2005, this well was in the process of being drilled.

Also in December 2005, the Company purchased from Bayshore an additional 20% leasehold and working interest in approximately 8,840 acres in the Cooke Ranch Prospect. The purchase price was $176,800 and was payable to Bayshore 120 days from the date of the acquisition. This purchase increased the Company's working interest in the leasehold interest to 31.75%.


NOTE 3 - NOTES PAYABLE

During 2005, the Company borrowed $839,250 under unsecured demand notes principally bearing interest at 9% per annum. Of this amount, $509,000 was borrowed from major stockholders of the Company, including $409,000 from Robert Freiheit, the Company's president. The proceeds from the notes were principally used to finance the purchase of oil and gas properties. As described in Note 8 to the financial statements, in 2006 these demand notes were resolved as

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

follows: 1) notes with an aggregate balance of $464,000 were converted on February 1, 2006, into 9% per annum secured convertible notes due February 2, 2008 and then converted into common stock on April 27, 2006; 2) $300,000 of the amount due to the Company's president was converted on February 1, 2006, into a 9% per annum term note due June 1, 2006; and 3) one note with a balance of $75,250 was paid in full on March 2, 2006.


NOTE 4 - COMMON STOCK

In June 2004, the then chief executive office and founder of the Company was issued 10,000,000 shares of common stock for his services in forming and organizing the Company. The shares issued were valued at the fair value of the services rendered, which was $10,000 or $0.001 per share, and was determined based upon the estimated cost for similar services by nonaffiliates.

In June 2004, the Company issued 5,000,000 shares of common stock at $0.01 per share for cash in a private placement offering. The net proceeds from the offering were $50,000.

During June 2005, the Company issued 442,516 shares of common stock in a private placement offering for cash in the amount of $154,881, or $0.35 per share. The Company paid $14,188 for the cost of the offering; which has been charged against the proceeds from the offering.

In June 2005, the Company issued 507,000 shares of common stock to Bayshore in exchange for a 3.25% working interest in an oil and gas property. The acquisition was recorded at $380,250, or $0.75 per share. See Note 2 to the financial statements.

During the year ended December 31, 2005, the Company issued 500,000 shares of common stock to Keith McKenzie, the Company's chief operating officer, in connection with his employment and initial services. The Company also issued 450,000 shares of common stock to consultants for financial advisory services, public relations services, and geological advisory services. These services were valued and recorded at $332,500 or $0.35 per share.


NOTE 5 - RELATED PARTY TRANSACTIONS

Robert Freiheit, president of the Company and then sole director (or companies controlled by Mr. Freiheit), loaned the Company $409,000 during 2005 to provide financing for the acquisition of oil and gas properties. See Notes 2 and 3 to the financial statements. Additionally, Liberty Associates, an entity owned by Mr. Freiheit, received rental income from the Company of $13,200 and consulting fees of $7,500 during the year ended December 31, 2005.

Keith McKenzie, the chief operating officer of the Company (or companies controlled by Mr. McKenzie), received a $75,000 commission from the acquisition of the Company's 8.5% working interest in the Cooke Ranch prospect. The commission was taken in the form of a note receivable from the Company to assist with the financing of the acquisition. Additionally, a company controlled by Mr. McKenzie received consulting fees of $4,600 during the year ended December 31, 2005.

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Howard Landa, a principal shareholder of the Company, loaned the Company $25,000 during 2005 to provide financing for the acquisition of oil and gas properties.

As discussed in Notes 2 and 4 to the financial statements, Bayshore received 507,000 shares of common stock in exchange for an oil and gas property. Furthermore, Jamin Swantner, the manager of Bayshore, received 100,000 shares of common stock for geological advisory services.


NOTE 6 - INCOME TAXES

As of December 31, 2005, the Company has operating loss carryforwards of approximately $1,015,000. The operating losses expire, if not used, from 2025 through 2026.

Under SFAS No. 109, Accounting for Income Taxes, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of net deferred tax assets and liabilities were as follows at December 31, 2005 and 2004:

                                                                                    2005              2004
                                                                                -------------    -------------
      Deferred tax asset - Operating loss carry forwards........................$     345,102    $       8,160
      Exploration and development costs capitalized for financial
        purposes, expensed for tax purposes.....................................     (127,767)               -
      Excess amortization of oil and gas properties for financial purposes
        over tax purposes.......................................................        4,206                -
      Organizational costs......................................................        9,520           12,240
      Valuation allowance.......................................................     (231,061)         (20,400)
                                                                                --------------   --------------

      Net Deferred Tax Asset....................................................$           -    $           -
                                                                                ==============   ==============


The valuation allowance increased $210,661 for the year ended December 31, 2005 and $20,400 for the period from June 30, 2004 (date of inception) through December 31, 2004.

The following is a reconciliation of the income tax benefit computed at the statutory federal rate of 34% to income tax expense included in the accompanying financial statements for the year ended December 31, 2005 and for the period from June 30, 2004 (date of inception) through December 31, 2004:
                                                                                    2005              2004
                                                                                -------------    -------------
      Income tax (benefit) at statutory rate....................................$    (211,086)   $     (20,400)
      Non-deductible expenses...................................................          425                -
      Change in valuation allowance.............................................      210,661           20,400
                                                                                -------------    --------------
      Income Tax Expense........................................................$           -    $           -
                                                                                ==============   ==============

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION

During the year ended December 31, 2005, the Company had the following noncash investing and financing activities (none in 2004):

         a. The Company issued 507,000 shares of common stock in exchange for a 3.25% working interest in the Cooke Ranch Prospect, including the Cooke No. 3 well, with a purchase price of $380,250;

         b. The Company sold its 3.25% working interest in the Cooke No. 3 well with the credit for the sales price of $380,250 applied towards the purchase of an 8.5% working interest in the Cooke Ranch prospect, including the Cooke No. 3 well;

         c. The Company issued demand notes payable to five parties in the aggregate amount of $614,250 for credit towards the purchase of an 8.5% working interest in the Cooke Ranch prospect, including the Cooke No. 3 well as a result of amounts paid directly by them to Bayshore or commission liability assumed by the Company.

         d. In December 2005, the acquisition of a 20% working interest in the Cartwright No. 1 well for $237,800 and the purchase of a 20% leasehold and working interest in the Cooke Ranch prospect for $176,800 were financed by Bayshore for 120 days.

There was no cash paid for interest or income taxes during the year ended December 31, 2005, or during the period from June 30, 2004 (date of inception) through December 31, 2004.


NOTE 8 - SUBSEQUENT EVENTS

Oil and Gas Properties - In March 2006, the Company entered into an agreement with Bayshore to acquire a 50% working interest in approximately 3,200 acres of oil and gas leases and oil and gas lease options located in La Salle County, Texas, for the purpose of oil and gas exploration and production. The Company paid a deposit of $305,000 towards its 50% working interest in the leases. The Company was also granted an option to increase its working interest to 75% within 90 days of the date of the agreement, on the same terms and conditions. On June 13, 2006, the Company exercised its option to increase its working interest to 75%. In connection with this agreement, the Company also issued 100,000 shares of common stock to Bayshore valued at $210,000 ($2.10 per share). To date, approximately 2,200 acres have been acquired.

In June 2006, the Company issued 300,000 shares of common stock to Bayshore in connection with an Exploration Agreement dated March 1, 2006, including and in conjunction with the agreement executed in December 2005 under which the Company acquired an additional 20% working interest in the Cartwright No. 1 well and the agreement also executed in December 2005 under which the Company purchased a 20% leasehold and working interest Cooke Ranch prospect. The Exploration Agreement provides for the Company and Bayshore to join together for the purpose of developing the existing Cooke Ranch prospect acreage and acquiring additional prospective oil and gas properties on which to explore for, develop, and produce oil and gas. The issuance of common stock has been valued at $705,000 ($2.35 per share).

In February 2006, the Company paid $64,532 towards the drilling completion costs of the Cartwright No. 1 well and in June 2006, paid $81,023 for a three-dimensional seismic study in the Cooke Ranch prospect.

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

Notes Payable - During 2005, the Company had borrowed $839,250 under demand notes payable. As of February 1, 2006, the Company executed a Secured Convertible Note Purchase Agreement. During the three months ended March 31, 2006, the Company borrowed an additional $455,000 and issued secured convertible notes. Additionally, the Company converted $464,000 of demand notes payable into secured convertible notes payable. Accrued interest of $10,096 on the converted demand notes was waived by the noteholders. Accordingly, a total of $919,000 of secured convertible notes payable were issued.

The terms of the secured convertible notes payable were 1) the notes were due February 2, 2008; 2) interest on the notes accrued at 9% per annum, payable quarterly; 3) a loan fee equal to one restricted share of common stock was paid for each $5.00 of principal loaned; 4) the notes were secured by all of the assets of the Company; 5) the notes were convertible into common stock by the holder at any time during the term of the note at the rate of $0.35 per share;
6) the notes were convertible into common stock by the Company at the rate of $0.35 per share in the event of an equity financing of at least $2,000,000 prior to September 30, 2006; and 7) the holders of the notes received participation registration rights to have their common stock registered if a future registration statement is filed. As further described below, the Company closed on an equity financing on April 27, 2006, which caused the conversion of the secured convertible notes into 2,625,723 shares of common stock.

On February 1, 2006, the Company converted $300,000 of the demand notes payable to the Company's president into a 9% per annum term note due June 1, 2006. In connection with this term note, the Company issued 40,000 shares of common stock to the president as a loan fee. The term note and related accrued interest were paid in full in June 2006.

The remaining demand note from 2005 in the amount of $75,250 was paid in full on March 2, 2006.

In April 2006, the Company borrowed $25,000 from its president. This note accrued interest at 9% per annum, was unsecured, and was paid in full in July 2006.

Common Stock - On April 27, 2006, the Company sold securities consisting of 2,452,100 shares of common stock and warrants to purchase 1,226,050 shares of common stock in a private placement offering for cash in the amount of $3,065,125, or $1.25 per share. The Company paid $226,525 in costs of the offering; which has been charged against the proceeds from the offering. Additionally, the Company issued warrants to purchase 43,200 shares of common stock to an entity that acted as agent for the offering and sale of the securities. The warrants are exercisable for a period of five years at an exercise price of $3.00 per share. The warrants also contain full antidilution provisions. At the option of the Company, the warrants are exercisable via a "cashless exercise" after June 30, 2007, if certain registration, market price, and trading volume conditions are satisfied.

In connection with the offering, the Company entered into a registration rights agreement that, among other matters, provides for the payment by the Company of 1% per month (up to a maximum of 18%) of the proceeds of the offering in partial liquidated damages for the failure of the Company to file a registration statement by June 30, 2006, and meet certain other deadlines until the registration statement is declared effective. The Company determined that the features of the partial liquidated damages provision of the registration rights agreement in relation to the deadlines for the registration statement to be declared effective cause this arrangement to be accounted for as a derivative liability because the Company cannot control when the registration statement is declared effective. The derivative liability has been separately valued from the common stock at an amount equal to the fair value of the warrants as measured using the Black-Scholes model. The fair value at the date

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

of the private placement was $1,467,704, and was recorded as a liability in the balance sheet. During each accounting period, the Company measures the change in the derivative liability and records the change as a gain or loss on derivative valuation. During the three months ended June 30, 2006, the Company recorded a gain on derivative valuation of $608,979. The fair value of the derivative liability at June 30, 2006 was $858,725. When the Company's registration statement is declared effective, the derivative liability at that date will be recharacterized as additional paid in capital.

On January 6, 2006, the Company issued 350,000 shares of common stock to the Company's president for his services to the Company for 2005. The value of the services had been accrued as compensation expense at December 31, 2005, and recorded at the value of the common stock received ($122,500, or $0.35 per share).

As described above, the Company issued 223,800 shares of common stock as loan fees in connection with the issuance of $919,000 of two-year secured convertible notes and a 120-day term note in the amount of $300,000. Furthermore, the Company issued 2,625,723 shares of common stock in April 2006 upon conversion of $919,000 of secured convertible notes.

As described above, the Company issued 100,000 shares of common stock in March 2006 and 300,000 shares of common stock in June 2006 to Bayshore in connection with the acquisition of oil and gas properties. The acquisitions were recorded at $915,000.

In March 2006, the Company issued 25,000 shares of common stock to a consultant for public relations services. These services were valued and recorded at $68,750 or $2.75 per share.

Stock Options - On July 19, 2006, the Company granted an option to purchase 375,000 shares of common stock to a new outside director of the Company. The option is exercisable at $3.00 per share, vests immediately, and expires on July 19, 2011.

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
          SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES
                                   (Unaudited)


Capitalized Costs Relating to Oil and Gas Producing Activities

                                                                              December 31,
                                                             -----------------------------------------------
                                                                     2005                      2004
                                                             ---------------------     ---------------------
Unproved oil and gas properties                              $           1,482,300     $                   -
Less accumulated depletion                                                 (12,369)                        -
                                                             ---------------------     ---------------------

Net Capitalized Costs                                        $           1,469,931     $                   -
                                                             =====================     =====================


Costs Incurred in Oil and Gas Producing Activities

                                                                                        For the period from
                                                                                          June 30, 2004
                                                                                        (date of inception)
                                                              For the year ended              through
                                                              December 31, 2005         December 31, 2004
                                                             ---------------------     ---------------------
Acquisition of unproved properties (net of proceeds
  from farm-out of property)                                 $             945,110     $                   -
Development costs                                                          537,190                         -
                                                             ---------------------     ---------------------

    Total costs and operating expenses                       $           1,482,300     $                   -
                                                             =====================     =====================

                                                                                        For the period from
                                                                                          June 30, 2004
                                                                                        (date of inception)
                                                              For the year ended              through
                                                              December 31, 2005         December 31, 2004
                                                             ---------------------     ---------------------
Oil and gas revenues                                         $              24,739     $                   -
Lease operating expenses                                                      (369)                        -
Production taxes                                                            (1,142)                        -
Depreciation, depletion, and amortization                                  (12,369)                        -
General and administrative (exclusive of corporate overhead)               (98,450)                        -
                                                             ---------------------     ---------------------

Results of operations before income taxes                                  (87,591)                        -
Provision for income taxes                                                       -                         -
                                                             ---------------------     ---------------------

    Results of oil and gas producing operations              $             (87,591)    $                   -
                                                             =====================     =====================



Reserve Quantities Information and Standardized Measures of Discounted Future
Cash Flows

As a result of the Company's only completed well having gone into production in late November 2005, the Company has not yet obtained a study of oil and gas reserves. Accordingly, the Company has not presented reserve quantities information and standardized measures of discounted future cash flows.

                                      F-16

                                      PAXTON ENERGY, INC.
                                 (AN EXPLORATION STAGE COMPANY)
                                    CONDENSED BALANCE SHEET
                                          (Unaudited)
                                                                                           June 30,
                                                                                             2006
                                                                                       ------------------
                                             ASSETS

Current Assets
  Cash and cash equivalents                                                            $        2,018,492
  Joint interest receivable                                                                        26,644
  Prepaid expenses                                                                                 48,971
                                                                                       ------------------
Total Current Assets                                                                            2,094,107

Other Assets
  Oil and gas properties, using full cost accounting, net of
    accumulated depletion and amortization of $57,177                                           2,790,678
                                                                                       ------------------

Total Assets                                                                           $        4,884,785
                                                                                       ==================

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable                                                                     $           24,419
  Accrued interest                                                                                    259
  Note payable to stockholder/officer                                                              25,000
                                                                                       ------------------
Total Current Liabilities                                                                          49,678
                                                                                       ------------------

Long-Term Liability
  Derivative liability                                                                            858,725
                                                                                       ------------------

Stockholders' Equity
  Common stock, $0.001 par value; 500,000,000 shares authorized,
    22,976,139 shares issued and outstanding                                                       22,976
  Additional paid in capital                                                                    5,254,081
  Deficit accumulated during the exploration stage                                             (1,300,675)
                                                                                       ------------------
Total Stockholders' Equity                                                                      3,976,382
                                                                                       ------------------

Total Liabilities and Stockholders' Equity                                             $        4,884,785
                                                                                       ==================


            The accompanying notes are an integral part of these condensed financial statements.

                                                  F-17

                                                       PAXTON ENERGY, INC.
                                                 (AN EXPLORATION STAGE COMPANY)
                                               CONDENSED STATEMENTS OF OPERATIONS
                                                           (Unaudited)


                                                                                                        For the Period from
                                                               For the Six Months Ended                    June 30, 2004
                                                                       June 30,                         (Date of Inception)
                                                   ------------------------------------------------           through
                                                              2006                    2005                 June 30, 2006
                                                   ----------------------    ----------------------    ---------------------
Revenues
   Oil and gas revenues                            $               89,615    $                    -    $             114,354
                                                   ----------------------    ----------------------    ---------------------

Costs and Operating Expenses
  Lease operating expenses                                          2,632                         -                    3,001
  Production taxes                                                  4,380                         -                    5,522
  Depreciation, depletion, and amortization                        44,808                         -                   57,177
  General and administrative expense                              218,406                    34,194                  540,694
  Stock-based compensation for services                            68,750                   175,000                  411,250
                                                   ----------------------    ----------------------    ---------------------
    Total costs and operating expenses                            338,976                   209,194                1,017,644
                                                   ----------------------    ----------------------    ---------------------

Loss from operations                                             (249,361)                 (209,194)                (903,290)
                                                   ----------------------    ----------------------    ---------------------

Other income (expense)
  Interest income                                                  15,196                         -                   15,196
  Gain on derivative liability valuation                          608,979                         -                  608,979
  Interest expense                                                (37,276)                        -                  (64,188)
  Interest expense from amortization of discount
    on secured convertible notes and other debt                  (957,372)                        -                 (957,372)
                                                   ----------------------    ----------------------    ---------------------
                                                                 (370,473)                        -                 (397,385)
                                                   ----------------------    ----------------------    ---------------------

Net Loss                                           $             (619,834)   $             (209,194)   $          (1,300,675)
                                                   ======================    ======================    =====================

Basic and Diluted Loss Per Common Share            $                (0.03)   $                (0.01)
                                                   ======================    ======================

Basic and Diluted Weighted-Average
  Common Shares Outstanding                                    19,290,410                15,288,964
                                                   ======================    ======================



                   The accompanying notes are an integral part of these condensed financial statements.

                                                          F-18

                                                       PAXTON ENERGY, INC.
                                                 (AN EXPLORATION STAGE COMPANY)
                                           CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                                             FOR THE SIX MONTHS ENDED JUNE 30, 2006
                                                           (Unaudited)


                                                                                                          Deficit
                                                                                                        Accumulated
                                                              Common Stock              Additional      During the        Total
                                                     -------------------------------     Paid-In        Exploration   Stockholders'
                                                        Shares           Amount          Capital           Stage         Equity
                                                     --------------   --------------  ---------------  -------------  -------------
Balance - January 1, 2006                                16,899,516    $    16,900       $  896,543     $  (680,841)   $  232,602

  Issuance of shares to the chief executive officer
    for 2005 compensation liability, January 2006
    $0.35 per share                                         350,000            350          122,150               -       122,500

  Issuance of beneficial conversion features and
    shares in conjunction with the issuance of secured
    convertible notes and other debt, February 2006         223,800            224          967,244               -       967,468

  Conversion of secured convertible notes into
    shares, April 2006, $0.35 per share                   2,625,723          2,625          916,375               -       919,000

  Issuance of shares and warrants for cash, less
    offering costs of $226,525 and derivative liability
    of $1,467,704, April 2006, $1.25 per share            2,452,100          2,452        1,368,444               -     1,370,896

  Issuance of shares in connection with acquisition
    of oil and gas properties, March 2006, $2.10 per
    share                                                   100,000            100          209,900               -       210,000

  Issuance of shares in connection with acquisition
    of oil and gas properties, June 2006, $2.35 per
    share                                                   300,000            300          704,700               -       705,000

  Stock-based compensation for services, March
    2006, $2.75 per share                                    25,000             25           68,725               -        68,750

   Net loss                                                       -              -                -        (619,834)     (619,834)
                                                         ----------    -----------       ----------     -----------    ----------

Balance - June 30, 2006                                  22,976,139    $    22,976       $5,254,081     $(1,300,675)   $3,976,382
                                                         ==========    ===========       ==========     ===========    ==========


                          The accompanying notes are an integral part of these condensed financial statements.

                                                              F-19

                                                       PAXTON ENERGY, INC.
                                                 (AN EXPLORATION STAGE COMPANY)
                                               CONDENSED STATEMENTS OF CASH FLOWS
                                                           (Unaudited)


                                                                                                                 For the period from
                                                                         For the Six Months Ended                   June 30, 2004
                                                                                 June 30,                        (date of inception)
                                                               ---------------------------------------------           through
                                                                       2006                    2005                 June 30, 2006
                                                               ---------------------   ---------------------    --------------------
Cash Flows From Operating Activities
  Net loss                                                     $           (619,834)   $           (209,194)    $        (1,300,675)
  Adjustments to reconcile net loss to net
    cash used in operating activities
    Stock-based compensation for services                                    68,750                 175,000                 411,250
    Depreciation, depletion, and amortization                                44,808                       -                  57,177
    Gain on derivative valuation                                           (608,979)                      -                (608,979)
    Interest expense from amortization of discount on
      secured convertible notes and other debt                              957,372                       -                 957,372
    Changes in assets and liabilities:
      Joint interest receivable                                              (3,416)                      -                 (26,644)
      Prepaid expenses                                                      (48,971)                      -                 (48,971)
      Accounts payable                                                       (7,735)                 30,806                  26,419
      Advance from stockholder                                                    -                     500                       -
      Accrued interest                                                      (16,557)                      -                  10,355
      Accrued compensation                                                        -                       -                 122,500
                                                               ---------------------   ---------------------    --------------------
  Net Cash Used In Operating Activities                                    (234,562)                 (2,888)               (400,196)
                                                               ---------------------   ---------------------    --------------------

Cash Flows From Investing Activities
  Acquisition of oil and gas properties                                    (865,155)                      -              (1,404,355)
                                                               ---------------------   ---------------------    --------------------
  Net Cash Used In Investing Activities                                    (865,155)                      -              (1,404,355)
                                                               ---------------------   ---------------------    --------------------

Cash Flows From Financing Activities
  Proceeds from the issuance of common stock (including
    derivative liability), net of offering costs                          2,880,600                 142,193               3,029,293
  Proceeds from issuance of secured convertible notes and
    other debt, and related beneficial conversion features and
    common stock                                                            455,000                       -               1,144,000
  Proceeds from issuance of demand note to stockholder                       25,000                       -                  25,000
  Payment of principal on note payable to stockholder                      (300,000)                      -                (300,000)
  Payment of principal on note payable                                      (75,250)                      -                 (75,250)
                                                               ---------------------   ---------------------    --------------------
  Net Cash Provided By Financing Activities                               2,985,350                 142,193               3,823,043
                                                               ---------------------   ---------------------    --------------------
Net Increase In Cash And Cash Equivalents                                 1,885,633                 139,305               2,018,492
Cash and Cash Equivalents At Beginning Of Period                            132,859                       -                       -
                                                               ---------------------   ---------------------    --------------------
Cash and Cash Equivalents At End Of Period                     $          2,018,492    $            139,305     $          2,018,492
                                                               =====================   =====================    ====================


  Supplemental Schedule of Noncash Investing and Financing Activities - Note 7


                         The accompanying notes are an integral part of these condensed financial statements.

                                                              F-20

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (Unaudited)


NOTE 1 - THE COMPANY AND BASIS OF PRESENTATION

Nature of Business - Paxton Energy, Inc. (the "Company") is engaged primarily as a joint interest owner with Bayshore Exploration L.L.C. in the acquisition, exploration, and development of oil and gas properties and the production and sale of oil and gas. The Company is considered to be in the exploration stage due to the lack of significant revenues.

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the Company's annual financial statements and the notes thereto for the year ended December 31, 2005. In the opinion of the Company's management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the Company's financial position as of June 30, 2006, and its results of operations and cash flows for the six months ended June 30, 2006 and 2005. The results of operations for the six months ended June 30, 2006, may not be indicative of the results that may be expected for the year ending December 31, 2006 or for any other period.


NOTE 2 - OIL AND GAS PROPERTIES

In March 2006, the Company entered into an agreement with Bayshore Exploration L.L.C. (Bayshore) to acquire a 50% working interest in approximately 3,200 acres of oil and gas leases and oil and gas lease options located in La Salle County, Texas, for the purpose of oil and gas exploration and production. The Company paid a deposit of $305,000 towards its 50% working interest in the leases. The Company was also granted an option to increase its working interest to 75% within 90 days of the date of the agreement, on the same terms and conditions. On June 13, 2006, the Company exercised its option to increase its working interest to 75%. In connection with this agreement, the Company also issued 100,000 shares of common stock to Bayshore valued at $210,000 ($2.10 per share). To date, approximately 2,200 acres have been acquired.

In June 2006, the Company issued 300,000 shares of common stock to Bayshore in connection with an Exploration Agreement dated March 1, 2006, including and in conjunction with the agreement executed in December 2005 under which the Company acquired an additional 20% working interest in the Cartwright No. 1 well and the agreement also executed in December 2005 under which the Company purchased a 20% leasehold and working interest in approximately 8,880 acres in the Cooke Ranch prospect. The Exploration Agreement provides for the Company and Bayshore to join together for the purpose of developing the existing Cooke Ranch prospect acreage and acquiring additional prospective oil and gas properties on which to explore for, develop, and produce oil and gas. The issuance of common stock has been valued at $705,000 ($2.35 per share) and is included in the accompanying balance sheet as Oil and Gas Properties.

During the six months ended June 30, 2006, the Company has also paid $64,532 towards the drilling completion costs of the Cartwright No. 1 well and $81,023 for a three-dimensional seismic study in the Cooke Ranch prospect.

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (Unaudited)

At June 30, 2006, the Company had commitments for the drilling of the Cooke No. 4 and Cartwright No. 2 wells at an aggregate cost of approximately $755,000. On July 11, 2006 the Company paid $377,825 toward the drilling of one of the wells.


NOTE 3 - NOTES PAYABLE

During 2005, the Company had borrowed $839,250 under demand notes payable. As of February 1, 2006, the Company executed a Secured Convertible Note Purchase Agreement. During the three months ended March 31, 2006, the Company borrowed an additional $455,000 and issued secured convertible notes payable. Additionally, the Company converted $464,000 of demand notes payable into secured convertible notes payable. Accrued interest of $10,096 on the converted demand notes was waived by the noteholders. Accordingly, a total of $919,000 of secured convertible notes payable were issued. The terms of the secured convertible notes payable were 1) the notes were due February 2, 2008; 2) interest on the notes accrued at 9% per annum, payable quarterly; 3) a loan fee equal to one restricted share of common stock was paid for each $5.00 of principal loaned; 4) the notes were secured by all of the assets of the Company; 5) the notes were convertible into common stock by the holder at any time during the term of the note at the rate of $0.35 per share; 6) the notes were convertible into common stock by the Company at the rate of $0.35 per share in the event of an equity financing of at least $2,000,000 prior to September 30, 2006; and 7) the holders of the notes received participation registration rights to have their common stock registered if a future registration statement is filed.

The total proceeds of $929,096 from the notes and waived accrued interest were allocated between the secured convertible notes (including the beneficial conversion option) and the common stock (loan fee shares). Of the proceeds, $761,554 were allocated to the secured convertible notes and $167,542 were allocated to the common stock. The proceeds that were allocated to the convertible notes were then further allocated between the secured convertible notes and the beneficial conversion option, with all of the allocated proceeds of $761,554 being allocated to the beneficial conversion option. The amounts allocated to the common stock and to the beneficial conversion option were recorded as a discount on the convertible notes in the total amount of $919,000. The discount was being amortized as a non-cash charge to interest expense over the period from when the proceeds were received through February 2, 2008, the due date of the notes. As further described in Note 4 to the financial statements, the Company closed on an equity financing on April 27, 2006, which caused the conversion of the secured convertible notes into 2,625,723 shares of common stock. As a result of the conversion of the secured convertible notes prior to the due date, the unamortized balance of the discount was recorded as a non-cash charge to interest expense on the date of conversion. Total interest expense from the amortization of the discount on the secured convertible notes for the six months ended June 30, 2006 was $919,000.

On February 1, 2006, the Company converted $300,000 of the demand notes payable to the Company's president into a 9% per annum term note due June 1, 2006. In connection with this term note, the Company issued 40,000 shares of common stock to the president as a loan fee. The total proceeds of $300,000 from the term note were allocated between the term note and the common stock (loan fee shares). Of the proceeds, $261,628 were allocated to the term note and $38,372 were allocated to the common stock. The amount allocated to the common stock was recorded as a discount to the term note and was amortized as a noncash charge to interest expense over the period from February 1 to June 1, 2006. The term note and related accrued interest were paid in full in June 2006.

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (Unaudited)

The remaining demand note from 2005 in the amount of $75,250 was paid in full on March 2, 2006.

In April 2006, the Company borrowed $25,000 from its president. This note accrued interest at 9% per annum, was unsecured, and was paid in full in July 2006.


NOTE 4 - COMMON STOCK

On April 27, 2006, the Company sold securities consisting of 2,452,100 shares of common stock and warrants to purchase 1,226,050 shares of common stock in a private placement offering for cash in the amount of $3,065,125, or $1.25 per share. The Company paid $226,525 in costs of the offering; which has been charged against the proceeds from the offering. Additionally, the Company issued warrants to purchase 43,200 shares of common stock to an entity that acted as agent for the offering and sale of the securities. The warrants are exercisable for a period of five years at an exercise price of $3.00 per share. The warrants also contain full antidilution provisions. At the option of the Company, the warrants are exercisable via a "cashless exercise" after June 30, 2007, if certain registration, market price, and trading volume conditions are satisfied.

In connection with the offering, the Company entered into a registration rights agreement that, among other matters, provides for the payment by the Company of 1% per month (up to a maximum of 18%) of the proceeds of the offering in partial liquidated damages for the failure of the Company to file a registration statement by June 30, 2006, and meet certain other deadlines until the registration statement is declared effective. The Company determined that the features of the partial liquidated damages provision of the registration rights agreement in relation to the deadlines for the registration statement to be declared effective cause this arrangement to be accounted for as a derivative liability because the Company cannot control when the registration statement is declared effective. The derivative liability has been separately valued from the common stock at an amount equal to the fair value of the warrants as measured using the Black-Scholes model. The fair value at the date of the private placement was $1,467,704, and was recorded as a liability in the balance sheet. During each accounting period, the Company measures the change in the derivative liability and records the change as a gain or loss on derivative valuation. During the three months ended June 30, 2006, the Company recorded a gain on derivative valuation of $608,979. The fair value of the derivative liability at June 30, 2006 was $858,725. When the Company's registration statement is declared effective, the derivative liability at that date will be recharacterized as additional paid in capital.

On January 6, 2006, the Company issued 350,000 shares of common stock to the Company's president for his services to the Company for 2005. The value of the services had been accrued as compensation expense at December 31, 2005, and recorded at the value of the common stock received ($122,500, or $0.35 per share).

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (Unaudited)

As further discussed in Note 3 to the financial statements, the Company issued 223,800 shares of common stock as loan fees in connection with the issuance of $919,000 of two-year secured convertible notes and a 120-day term note in the amount of $300,000. Also as discussed in Note 3 to the financial statements, the Company issued 2,625,723 shares of common stock in April 2006 upon conversion of $919,000 of secured convertible notes.

As further discussed in Note 2 to the financial statements, the Company issued 400,000 shares of common stock to Bayshore in connection with the acquisition of oil and gas properties. The acquisitions have been recorded at $915,000.

In March 2006, the Company issued 25,000 shares of common stock to a consultant for public relations services. These services were valued and recorded at $68,750 or $2.75 per share.


NOTE 5 - RELATED PARTY TRANSACTIONS

Robert Freiheit, president of the Company and then sole director (or a company controlled by Mr. Freiheit), loaned the Company $409,000 during 2005 to provide financing for the acquisition of oil and gas properties. On February 1, 2006, the Company converted the demand loans into a $300,000 9% per annum term note due June 1, 2006 and a $109,000 9% per annum secured convertible note payable February 2, 2008. In connection with these conversions, Mr. Freiheit received 61,800 shares of common stock in the form of loan fees. The secured convertible note was converted into 311,429 shares of common stock on April 27, 2006 and the term note was paid in full in June 2006. During April 2006, Mr. Freiheit made a 9% per annum loan to the Company in the amount of $25,000, which was repaid subsequent to June 30, 2006. Additionally, Liberty Associates, an entity owned by Mr. Freiheit, received consulting fees of $38,800 during the six months ended June 30, 2006.

Keith McKenzie, the chief operating officer of the Company (or a company controlled by Mr. McKenzie), had a demand note in the amount of $75,000 from the Company at December 31, 2005, which was converted into a secured convertible note payable February 2, 2008. In connection with this conversion, Mr. McKenzie received 15,000 shares of common stock in the form of loan fees. The secured convertible note was converted into 214,286 shares of common stock on April 27, 2006.

Howard Landa, a principal shareholder of the Company, had a demand note in the amount of $25,000 from the Company at December 31, 2005, which was converted into a secured convertible note payable February 2, 2008. In connection with this conversion, Mr. Landa received 5,000 shares of common stock in the form of loan fees. The secured convertible note was converted into 71,429 shares of common stock on April 27, 2006.

As discussed in Notes 2 and 4 to the financial statements, Bayshore received 400,000 shares of common stock in connection with the acquisition of oil and gas properties.


NOTE 6 - BASIC AND DILUTED LOSS PER SHARE

Basic loss per share amounts are computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents. All outstanding stock options and warrants are currently antidilutive and have been excluded from the diluted loss per share calculations. None of the 1,269,250 shares of common stock issuable upon exercise of warrants were included in the computation of diluted loss per share at June 30, 2006. There were no potentially dilutive common stock equivalents at June 30, 2005.

                               PAXTON ENERGY, INC.
                         (AN EXPLORATION STAGE COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE 7 - SUPPLEMENTAL CASH FLOW INFORMATION

During the six months ended June 30, 2006, the Company had the following noncash investing and financing activities:

         a. The Company issued 350,000 shares of common stock to the president of the Company in satisfaction of an obligation for compensation for the year ended December 31, 2005;

         b. Secured convertible promissory notes in the amount of $919,000 were converted into 2,625,723 shares of common stock in April 2006; and

         c. The Company issued 400,000 shares of common stock valued at $915,000 to Bayshore in connection with the acquisition of oil and gas properties.

During the six months ended June 30, 2005, the Company had the following noncash investing and financing activities:

         a. The Company issued 507,000 shares of common stock in exchange for a 3.25% working interest in the Cooke Ranch prospect, including the Cooke No. 3 well, with a purchase price of $380,250.

The Company paid $53,832 for interest during the six months ended June 30, 2006 (none for six months ended June 30, 2005).


NOTE 8 - SUBSEQUENT EVENTS

Stock Options - On July 19, 2006, the Company granted an option to purchase 375,000 shares of common stock to a new outside director of the Company. The option is exercisable at $3.00 per share, vests immediately, and expires on July 19, 2011.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

--------------------------------------------------------------------------------
               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

         Subsection 1 of Section 78.7502 of the Nevada Revised Statutes ("Nevada Law") empowers a corporation to indemnify any person that was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he is not liable pursuant to Section
78.138 of Nevada Law or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 of Nevada Law provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that
(i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law.

         Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person that was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (1) and (2) of Section 78.7502, or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of Nevada Law provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees, or agents that have ceased to hold such positions, and to their heirs, executors, and administrators. Section 78.752 of Nevada Law empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee, or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

         Article VI of Registrant's articles of incorporation provides that, to the fullest extent permitted by Nevada Law, Registrant shall indemnify directors and may indemnify officers, employees, or agents of Registrant to the extent authorized by the board of directors and in the manner set forth in Registrant's bylaws. The bylaws provide, pursuant to subsection 2 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit, or proceeding, whether civil or criminal, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon delivery, if required by Nevada Law, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation. Registrant also enters into indemnification agreements consistent with Nevada Law with certain of its directors and officers. In addition, Registrant's officers and directors are provided with indemnification against certain liabilities pursuant to a directors' and officers' liability policy.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and therefore, is unenforceable. (See Item 28. Undertakings.)

--------------------------------------------------------------------------------
              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
--------------------------------------------------------------------------------

         The following table sets forth the estimated expenses payable by Registrant in connection with the offering:

                   Nature of Expense                                 Amount*

SEC registration fees........................................     $    1,014
Accounting fees and expenses.................................         20,000
Legal fees and expenses......................................         70,000
Printing and engraving expenses..............................          2,000
State securities laws compliance fees and expenses...........          6,000
Miscellaneous................................................            986
                                                                ------------
         Total...............................................     $  100,000
                                                                ============
----------------------
*All amounts, other than the SEC registration fee, are estimates.

--------------------------------------------------------------------------------
                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
--------------------------------------------------------------------------------

         During the three years preceding the filing of this registration statement (or such lesser period that the Registrant has been in existence), Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

         Transactions involving the issuances of stock to persons that, at the time of such transactions, were either executive officers, directors, principal stockholders, or other affiliates are noted. In each case of the issuance of stock to affiliates, unless otherwise noted, such affiliates purchased stock on the same terms at which stock was sold to unrelated parties in contemporaneous transactions, and such transactions were approved unanimously by the disinterested directors.

         A.       Equity Securities

         ----------------------------------------------------------------------- ------------
                          Description of Event or Transaction                       Number
         ----------------------------------------------------------------------- ------------
         Issuance of Shares to Founder. Upon incorporation in Nevada on June 30,
         2004, Registrant issued 51,000,000 shares to its founder and initial director and president, Jason Ashdown, for organizational services. As the founder, this purchaser was fully familiar with Registrant and its
         planned activities.....................................................   51,000,000

         Issuance of Shares for Cash. In June 2004, Registrant sold 5,000,000 shares of restricted common stock at $0.01 per share for $50,000 to
         Crimson City Holdings, Inc., an unaffiliated entity. Prior to issuing these shares, Registrant provided Crimson City with business and financial information about Registrant, or Crimson City had full access to, and had acquainted itself with such information. Crimson City is accredited and had a long-standing business relationship with
         Registrant's executive officer. The transaction was the result of personal negotiations with Registrant's executive officer. This transaction was effected in reliance on exemption from registration
         under the Securities Act provided in Rule 504 of Regulation D..........    5,000,000

         Contribution of Shares back to Registrant by Founder. In August 2004,
         Jason Ashdown contributed back to the Registrant 41,000,000 of the
         51,000,000 shares issued to him at organization, retaining 10,000,000 shares. Immediately thereafter, Jason Ashdown and Crimson City
         Holdings, Inc., sold 10,000,000 and 4,650,000 shares, respectively, to a group of investors for an aggregate of $120,000, or approximately
         $0.008 per share, including Robert Freiheit, a current officer, director, and principal shareholder of Registrant, who purchased
         7,500,000 shares, and Howard S. Landa, a current principal shareholder of Registrant, who purchased 2,500,000 shares. Jason Ashdown, who was our sole director and president, then resigned as an officer and director, and Robert Freiheit was appointed as sole director and president..............................................................  (41,000,000)

         Issuance of Shares for Services. In April 2005, Registrant hired Keith
         J. McKenzie as its chief operating officer. In connection with his hiring, Registrant issued 500,000 shares of its restricted common stock to Mr. McKenzie. Registrant issued the shares in consideration of Mr.
         McKenzie's services, including locating and completing a
         pre-acquisition review of the Cooke Ranch oil and gas exploration project. See "Part I--Management: Executive Compensation--Summary
         Compensation." Prior to issuing these shares, Registrant provided Mr.
         McKenzie with business and financial information about the Registrant.
         Mr. McKenzie is accredited, had long-standing business relationships with Registrant's executive officer, and introduced Registrant to its planned principal oil and gas activities. The transaction was the result of personal negotiations with an executive officer of the
         Registrant.............................................................      500,000

                                      II-3

         ----------------------------------------------------------------------- ------------
                          Description of Event or Transaction                       Number
         ----------------------------------------------------------------------- ------------
         Issuance of Shares for Working Interest. On June 6, 2005, Registrant
         issued 507,000 shares of common stock to Bayshore Exploration LLC at an agreed value of $380,250 and agreed to pay up to $64,415 for completion costs to acquire a 3.25% working interest (2.4375% net revenue interest) from Bayshore in a 40-acre drilling site and a deep test, the
         Cooke No. 3 well, to approximately 21,000 feet to test the Smackover formation on the Cooke Ranch. Bayshore is an accredited investor and had long-standing business relationships with Registrant's executive officers. The transaction was the result of personal negotiations with
         an executive officer of the Registrant.................................      507,000

         Issuance of Shares for Cash. Between April and September 2005,
         Registrant agreed to issue 442,516 shares of restricted common stock to unaffiliated third parties at $0.35 per share for gross proceeds of
         $154,881. Prior to investing, Registrant provided each investor with a written confidential summary offering memorandum containing business and financial information about the Registrant. All investors confirmed in writing that they were accredited investors as defined in Rule 501 of Regulation D. The transaction was the result of personal
         negotiations with an executive officer of the Registrant...............      442,516

         Issuance of Shares for Services. Between November 2005 and December
         2005, Registrant issued 450,000 shares of restricted common stock for services consisting of 250,000 shares to three firms and one individual
         (including 75,000 shares to 658800 B.C. Ltd. and Gordon Friesen as set forth in detail below) for investor relations services and 200,000 shares to two individuals for geological and technical advice. All of such persons were accredited investors and had long-standing business relationships with Registrant's executive officers. The transaction was the result of personal negotiations with an executive officer of the
         Registrant.............................................................      450,000

         Issuance of Shares for Services. On January 6, 2006, Registrant issued
         350,000 shares of restricted common stock to Robert Freiheit, its officer and director, for $122,500 in services rendered during 2005. As an executive officer and director, this purchaser is fully familiar
         with Registrant and its planned activities.............................      350,000

         Issuance of Shares for Debt Exchange. On February 1, 2006, Registrant
         issued 40,000 shares of common stock and a 9% per annum note due June
         1, 2006, to Robert Freiheit, its officer and director, in consideration of the cancellation of a $300,000 demand obligation for previous advances. As an executive officer and director, this purchaser is fully
         familiar with Registrant and its planned activities....................       40,000

         Issuance of Shares for Loan Fees and Commission Waiver. In connection with the issuance of $919,000 of secured convertible notes, as discussed below, Registrant issued 183,800 shares of restricted common stock to the lenders in proportion to the amount loaned by each as loan fees and for waiver of a commission to Keith McKenzie. Prior to investing, Registrant provided each investor with written materials containing business and financial information about Registrant. All investors confirmed in writing that they were accredited investors as defined in Rule 501 of Regulation D. The transaction was the result of
         personal negotiations with an executive officer of the Registrant......      183,800

                                      II-4

         ----------------------------------------------------------------------- ------------
                          Description of Event or Transaction                       Number
         ----------------------------------------------------------------------- ------------
         Issuance of Shares for Oil and Gas Exploration Rights. On March 16,
         2006, Registrant entered into a lease acquisition agreement with
         Bayshore Exploration LLC to acquire oil and gas exploration rights on approximately 3,200 additional specifically identified acres near the
         Cooke Ranch. Registrant paid Bayshore $305,000 and issued 100,000 shares of common stock for 50% of the lease and lease option acquisition costs. Bayshore is an accredited investor and had long-standing business relationships with Registrant's executive officers. The transaction was the result of personal negotiations with
         an executive officer of Registrant.....................................      100,000

         Issuance of Shares for Services. On November 1, 2005, Registrant
         entered into a consulting agreement with Gordon Friesen and his affiliated company, 658800 B.C. Ltd., under which they would serve as consultant to Registrant in the field of corporate communications.
         Pursuant to the consulting agreement Registrant was to issue 50,000 shares of common stock to 658800 B.C. Ltd. upon execution of the agreement and 25,000 shares of common stock paid quarterly in advance.
         Under the agreement, Registrant issued 75,000 shares of common stock to
         658800 B.C. Ltd. in November 2005 (as described above), and 25,000 shares of common stock in March 2006. This consulting agreement was terminated by mutual consent of all parties effective June 1, 2006.
         Gordon Friesen and his affiliated company, 658800 B.C. Ltd., were accredited investors and had long-standing business relationships with
         Registrant's executive officers. The transaction was the result of
         personal negotiations with an executive officer of the Registrant......       25,000

         Issuance of Shares and Warrants for Cash and Conversion of Notes
         Payable. On April 27, 2006, Registrant sold 2,452,100 shares of common stock, par value $0.001 per share, and five-year warrants to purchase
         1,226,050 shares of common stock at $3.00 per share. One warrant was issued with each two shares. The shares were issued for cash and the conversion of notes payable, as described below in section B, "Debt
         Securities," at a rate of $1.25 per share (ascribing no value to the warrants). The purchase price per share was determined arbitrarily by
         Registrant. The warrants are exercisable for a period of five years on or after April 27, 2006, at an exercise price of $3.00 per share. The warrants are exercisable at Registrant's election for cash or cashless exercise at any time after June 30, 2007, if the volume weighted average trading price for Registrant's common stock is at least $6.00 per share and the weekly trading volume exceeds 250,000 shares. The warrants contain customary full-ratchet antidilution provisions applicable if the Registrant issues stock or convertible securities at a sales price less than the then-applicable warrant exercise price.
         Empire Financial Group, Inc., a registered securities broker-dealer, acted as placement agent in connection with the sale of $1,440,000 of these securities, for which it received a cash commission of 7%, or
         $100,800, 43,200 warrants, and $20,000 as expense reimbursement. The form of warrant issued in these transactions is included as Exhibit
         4.02. Prior to investing, Registrant provided each investor with a written summary offering memorandum containing business and financial information about Registrant. All investors confirmed in writing that they were accredited investors as defined in Rule 501 of Regulation D.
         The transaction was the result of personal negotiations with an
         executive officer of Registrant........................................    2,452,100

                                      II-5

         ----------------------------------------------------------------------- ------------
                          Description of Event or Transaction                       Number
         ----------------------------------------------------------------------- ------------
         Issuance of Shares for Conversion of Debt. As a result of the receipt of net proceeds from the sale of 2,452,100 shares of common stock and issuance of 1,226,050 stock purchase warrants in April 2006, $919,000 in outstanding liabilities were converted, in accordance with their terms, into an aggregate of 2,625,723 shares of common stock, 761,097 shares of which are to be offered pursuant to this prospectus. Prior to investing, Registrant provided each investor with written materials containing business and financial information about Registrant. All investors confirmed in writing that they were accredited investors as defined in Rule 501 of Regulation D. The transaction was the result of
         personal negotiations with an executive officer of the Registrant......    2,625,723

         Issuance of Shares for Lease and Lease Option Acquisition Costs. In
         June 2006, Registrant issued 300,000 shares of common stock to Bayshore in connection with a joint Exploration Agreement dated March 1, 2006, including and in conjunction with the agreement executed in December
         2005 under which Registrant acquired an additional 20% working interest in the Cartwright No. 1 well and the agreement also executed in
         December 2005 under which we purchased a 20% leasehold and working interest in the Cooke Ranch prospect. The joint Exploration Agreement provides for Registrant and Bayshore to join together for the purpose of developing the existing Cooke Ranch prospect acreage and acquiring additional prospective oil and gas properties on which to explore for, develop, and produce oil and gas. On the date of this transaction, the market price for our common stock was approximately $2.35 per share.
         Bayshore is an accredited investor and had long-standing business relationships with the Registrant's executive officers. The transaction was the result of personal negotiations with an executive officer of
         the Registrant.........................................................      300,000
                                                                                  -----------

         Balance as of July 28, 2006............................................   22,976,139
                                                                                  ===========
         B.       Debt Securities

         ----------------------------------------------------------------------- ------------
                     Description of Event or Transaction                            Amount
         ----------------------------------------------------------------------- ------------
         During the last half of 2005, Registrant incurred $464,000 in liabilities including $109,000 payable to an affiliate of Robert
         Freiheit, our president, director and principal stockholder. In the first quarter of 2006, Registrant incurred an additional $455,000 in liabilities. All of the $919,000 in liabilities were evidenced by secured convertible notes that: (1) were secured by Registrant's assets; (2) were payable in two years, (3) bore interest payable at the rate of 9% per annum commencing February 1, 2006; (4) were convertible at the election of the holders at $0.35 per share with an automatic conversion if Registrant was able to raise at least $2,000,000 more in equity by September 30, 2006; and (5) provided the holders the right to include their shares in any Securities Act registration statement
         Registrant files. In connection with the issuance of the secured convertible notes, Registrant issued 183,800 shares of restricted
         common stock as loan fees..............................................  $   919,000

                                      II-6

         ----------------------------------------------------------------------- ------------
                     Description of Event or Transaction                            Amount
         ----------------------------------------------------------------------- ------------
         The April 27, 2006, sale of 2,452,100 shares of common stock pursuant to an offering resulted in the automatic conversion of such secured notes, as described above. Pursuant to the convertible secured notes, the holders thereof have certain rights to have the conversion shares they received included in any registration statement to be filed by
         Registrant, including this registration statement, also as described above. Because much of the money was raised from Registrant's current insiders and consultants, the terms of this offering cannot be considered the result of arm's-length negotiation. All of such persons were accredited investors and had long-standing business relationships with the Registrant's executive officers, or are current insiders. The transaction was the result of personal negotiations with an executive
         officer of the Registrant..............................................     (919,000)
                                                                                  -----------

         Balance as of July 28, 2006............................................  $         -
                                                                                  ===========
         C.       Derivative Securities

         ----------------------------------------------------------------------- ------------
                     Description of Event or Transaction                            Number
         ----------------------------------------------------------------------- ------------
         Issuance of Warrants for Cash. As described above, on April 27, 2006,
         Registrant sold 2,452,100 shares of common stock, par value $0.001, and five-year warrants to purchase 1,226,050 shares of common stock at
         $3.00 per share. One warrant was issued with each two shares. The shares were issued for cash at a rate of $1.25 per share (ascribing no value to the warrants). The purchase price per share was determined arbitrarily by Registrant. The warrants are exercisable for a period of five years on or after April 27, 2006, at an exercise price of $3.00 per share. The warrants are exercisable at Registrant's election for cash or cashless exercise at any time after June 30, 2007, if the volume weighted average trading price for Registrant's common stock is at least $6.00 per share and the weekly trading volume exceeds 250,000 shares. The warrants contain customary full-ratchet antidilution provisions applicable if the Registrant issues stock or convertible securities at a sales price less than the then-applicable warrant exercise price. Empire Financial Group, Inc., a registered securities broker-dealer, acted as placement agent in connection with the sale of
         $1,440,000 of these securities, for which it received a cash commission of 7%, or $100,800, 43,200 warrants, and $20,000 as expense reimbursement. All of such persons were accredited investors and had long-standing business relationships with Registrant's executive officers or are current insiders. The transaction was the result of
         personal negotiations with an executive officer of the Registrant......    1,269,250

         Director Options. On July 19, 2006, Registrant granted to
         newly-appointed director, Thomas J. Manz, the option to purchase
         375,000 shares of common stock at $3.00 per share at any time on or before July 19, 2011. Such optionee was an accredited investor, an existing stockholder, had a long-standing business relationship with the Registrant and its executive officers, and had access to business
         and financial information about the Registrant.........................      375,000
                                                                                    ---------

         Balance as of July 28, 2006............................................    1,644,250
                                                                                    =========

         D.       Exemptions from Registration

                  Except as expressly otherwise stated above, each of the above transactions was effected in reliance on the exemption from registration provided in Section 4(2) of the Securities Act as transactions not involving any public offering. In each case, the offering was limited and without any general solicitation, there were a limited number of investors, and the investors were sophisticated relative to an investment in the Registrant and able to bear the economic risks of their investment. Each transaction was negotiated with an officer of the Registrant to answer questions from the investors and provide additional material information requested, to the extent it could be provided without unreasonable effort or expense. The investors had access to material information of the kind that registration would provide. All certificates bear a conspicuous restrictive legend noting that a sale cannot be effected in the absence of registration or the availability of an exemption from registration under the Securities Act, and stop-transfer instructions have been lodged with the transfer agent. Where noted, a notice on Form D was filed with the Securities and Exchange Commission to claim the safe harbor provided in Rule 506 of Regulation D.

--------------------------------------------------------------------------------
                                ITEM 27. EXHIBITS
--------------------------------------------------------------------------------

   Exhibit
   Number*                                 Title of Document                                        Location
-------------  ---------------------------------------------------------------------------  --------------------------
  Item 3.      Articles of Incorporation and Bylaws
-------------  ---------------------------------------------------------------------------  --------------------------
    3.01       Articles of Incorporation                                                    This filing.
    3.02       Form of Amended and Restated Articles of Incorporation of Paxton Energy,     This filing.
               Inc. (conformed articles to be filed by amendment after filing with the state of Nevada)
    3.03       Bylaws of Paxton Energy, Inc. (as amended and restated October 1, 2005)      This filing.

  Item 4.      Instruments Defining the Rights of Holders, Including Indentures
-------------  ---------------------------------------------------------------------------  --------------------------
    4.01       Specimen stock certificate                                                   This filing.
    4.02       Form of Warrant                                                              This filing.

  Item 5.      Opinion re:  Legality
-------------  ---------------------------------------------------------------------------  --------------------------
    5.01       Opinion of Kruse Landa Maycock & Ricks, LLC                                  This filing.

  Item 10.     Material Contracts
-------------  ---------------------------------------------------------------------------  --------------------------
   10.01       Bayshore Exploration L.L.C. letter to Paxton Energy, Inc., dated             This filing.
               April 20, 2005, re: Area of Mutual Interest and Lease Options
   10.02       Bayshore Exploration L.L.C. letter to Paxton Energy, Inc., dated             This filing.
               April 20, 2005, re: Leases & Options


                                      II-8

   Exhibit
   Number*                                 Title of Document                                        Location
-------------  ---------------------------------------------------------------------------  --------------------------
   10.03       Participation Agreement between Paxton Energy, Inc. and Bayshore             This filing.
               Exploration L.L.C. dated June 6, 2005 (excluding exhibits, which will be provided to the Securities and Exchange Commission upon request)
   10.04       Farm-In Participation Agreement between Paxton Energy, Inc. and Maxim        This filing.
               Resources, Inc. dated July 25, 2005 (excluding exhibit, which will be provided to the Securities and Exchange Commission upon request)
   10.05       Participation Agreement between Paxton Energy, Inc. and Bayshore             This filing.
               Exploration L.L.C. dated July 28, 2005 (excluding exhibits, which will be provided to the Securities and Exchange Commission upon request)
   10.06       Participation Agreement between Paxton Energy, Inc. and Bayshore             This filing.
               Exploration L.L.C. dated November 20, 2005
   10.07       Purchase Agreement between Paxton Energy, Inc. and Bayshore                  This filing.
               Exploration L.L.C. dated December 30, 2005 (excluding exhibit, which will be provided to the Securities and Exchange Commission upon request)
   10.08       Promissory Note for $300,000 dated February 1, 2006, payable to              This filing
               Robert Freiheit
   10.09       Secured Convertible Note Purchase Agreement dated February 1, 2006           This filing.
   10.10       Lease Acquisition Agreement between Paxton Energy, Inc. and Bayshore         This filing.
               Exploration L.L.C. dated March 16, 2006
   10.11       Exploration Agreement between Bayshore Exploration LLC and Paxton            This filing.
               Energy, Inc., executed April 17, 2006, effective March 1, 2006
   10.12       Form of Registration Rights Agreement with related schedule                  This filing.
   10.13       Amendment to Lease Acquisition Agreement between Paxton Energy, Inc.         This filing.
               and Bayshore Exploration L.L.C. dated June 13, 2006
   10.14       Notice of Option Grant (Thomas Manz)                                         To be filed by
                                                                                            amendment.
  Item 23.     Consents of Experts and Counsel
-------------  ---------------------------------------------------------------------------  --------------------------
   23.01       Consent of Hansen, Barnett & Maxwell                                         This filing.
   23.02       Consent of Kruse Landa Maycock & Ricks, LLC                                  Included in 5.01 above.

  Item 24.     Power of Attorney
-------------  ---------------------------------------------------------------------------  --------------------------
   24.01       Power of Attorney for signatures to registration statement                   Signature page to
                                                                                            registration statement.

---------------
* The number preceding the decimal indicates the applicable SEC reference number in Item 601, and the number following the decimal indicating the sequence of the particular document.

--------------------------------------------------------------------------------
                              ITEM 28. UNDERTAKINGS
--------------------------------------------------------------------------------

         The undersigned small business issuer hereby undertakes that it will:

                  (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (a) include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (b) reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (c) include any additional or changed material
                  information on the plan of distribution.

                  (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

                  (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

         The undersigned small business issuer requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, and includes the following:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         That, for the purpose of determining liability under the Securities Act to any purchaser:

         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------

         In accordance with the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on July 31, 2006.

                                         Paxton Energy, Inc.
                                         (Registrant)

                                         By  /s/ Robert Freiheit
                                            -----------------------------------
                                            Robert Freiheit
                                            Chief Executive Officer and
                                            Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Freiheit, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:


                                                     /s/ Robert Freiheit
                                                     ---------------------------
                                                     Robert Freiheit, Director
                                                     Dated July 31, 2006


                                                     /s/ Thomas J. Manz
                                                     ---------------------------
                                                     Thomas J. Manz, Director
                                                     Dated July 31, 2006